Filed Pursuant to Rule 424(b)(2)
Registration No. 333-233090
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$800,000,000	$87,280

(1)
The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(To prospectus dated August 7, 2019)
$800,000,000
$400,000,000 1.200% Senior Notes due 2025
$400,000,000 2.000% Senior Notes due 2030

Juniper Networks, Inc. is offering $400,000,000 aggregate principal amount of 1.200% Senior Notes due 2025 (the “2025 notes”) and $400,000,000 aggregate principal amount of 2.000% Senior Notes due 2030 (the “2030 notes” and, together with the 2025 notes, the “notes”). Interest on the notes will be payable in cash semi-annually in arrears on June 10 and December 10 of each year, beginning June 10, 2021. The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. We may redeem the notes of each series, at any time in whole or from time to time in part, at the applicable redemption prices described in this prospectus supplement.
The notes of each series will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will not be listed on any securities exchange. Currently there is no public market for either series of notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 to read about factors you should consider before buying the notes.
	Per 2025 Note	Total	Per 2030 Note	Total
Public Offering Price(1)	99.976%	$399,904,000	99.811%	$399,244,000
Underwriting Discount	0.600%	$2,400,000	0.650%	$2,600,000
Proceeds to Juniper Networks, Inc. (Before expenses)(1)	99.376%	$397,504,000	99.161%	$396,644,000

(1)
Plus accrued and unpaid interest, if any, from December 10, 2020.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about December 10, 2020, which is the fifth business day following the date of the pricing of the notes. See “Underwriting.” Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Joint Book-Running Managers
Barclays	J.P. Morgan	Wells Fargo Securities
BofA Securities	Citigroup
Co-Managers
Credit Suisse HSBC Mizuho Securities
The date of this prospectus supplement is December 3, 2020.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.” We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any issuer free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Juniper Networks, Inc.’s business, financial condition, results of operations and prospects may have changed since such dates. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, when we refer in this prospectus supplement to “Juniper Networks, Inc.,” the “Company,” “we,” “our,” “us” or similar words, we are referring only to the parent company, Juniper Networks, Inc., a Delaware corporation.
JUNIPER NETWORKS, JUNIPER, the Juniper Networks logo, JUNOS, CONTRAIL, BTI and APPFORMIX are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are statements that are not historical facts. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. Those statements appear in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, particularly in the sections entitled “Summary” and “Risk Factors” in this prospectus supplement and the accompanying prospectus, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2019, and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and include statements regarding the intent, belief or current expectations of our company and management that

S-ii

are subject to known and unknown risks, uncertainties and assumptions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our beliefs as well as our assumptions, and such expectations may prove to be incorrect. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. For factors, risks, uncertainties and assumptions that could cause our actual results of operations and financial performance to differ significantly from those expressed in or implied by our management’s forward-looking statements, please see the “Risk Factors” section provided herein and in portions of our periodic reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. There is no assurance that any list of risks and uncertainties or risk factors is complete.
In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the information incorporated by reference may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements are based on information available to us on the date of the document that contains the forward-looking statements, and we assume no obligation to update any such forward-looking statements.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Documents Incorporated by Reference.”

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SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.
About Juniper Networks, Inc.
Overview
Juniper Networks designs, develops and sells products and services for high-performance networks to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation. We sell our products in more than 150 countries in three geographic regions: Americas; Europe, Middle East, and Africa, which we refer to as EMEA; and Asia Pacific, which we refer to as APAC. We organize and manage our business by major functional departments on a consolidated basis as one operating segment. We sell our high-performance network products and service offerings across routing, switching, and security technologies. In addition to our products, we offer our customers services, including maintenance and support, professional services, and education and training programs.
Our products and services address high-performance network requirements for our customers within our verticals: Cloud, Service Provider, and Enterprise who view the network as critical to their success. We believe our silicon, systems, and software represent innovations that transform the economics and experience of networking, helping our customers achieve superior performance, greater choice, and flexibility, while reducing overall total cost of ownership.
Our acquisition of Mist Systems, or Mist, in 2019 accelerated our ability to execute in cloud-managed, artificial intelligence, or AI-enabled enterprise networking operations through a combination of cloud-based intelligence, enterprise-grade access points, and EX series switches. Machine learning technology simplifies wireless and wired operations and delivers a more agile cloud services platform.
Other Information
Our principal executive offices are located at 1133 Innovation Way, Sunnyvale, California 94089, and our telephone number is (408) 745-2000. We maintain a website at www.juniper.net. We are not incorporating the contents of, or information accessible through, our website into this prospectus supplement or the accompanying prospectus.
Risk Factors
An investment in the notes involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-7 of this prospectus supplement as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Recent Developments
COVID-19 Pandemic Update
The COVID-19 pandemic and the containment measures taken by governments and businesses are expected to continue to have a substantial negative impact on businesses around the world and on global, regional, and national economies. As a result, the pandemic has, and may continue to, negatively affect our operations, including as a result of external factors beyond our control such as restrictions on the physical movement of our employees, contract manufacturers, partners, and customers to limit the spread of COVID-19. Since March 2020, the majority of our global workforce has been working remotely due to shelter-in-place requirements and travel restrictions. We continue to follow the guidance of local and national governments, including monitoring the health of our employees who have returned to our offices and limiting the gathering size of employee groups in indoor spaces.

We continue to support healthy customer demand for our products by working with our suppliers and distributors to address supply chain disruptions as well as travel restrictions that have impacted our operations. We have a global supply chain footprint with our primary manufacturing partners located in China, Taiwan, Malaysia, Mexico and the United States. Our component suppliers are more geographically distributed with vendors from many countries throughout the world. During the three quarters of 2020, the supply constraints we experienced were due to both constrained manufacturing capacity as well as shortages of component parts as our component vendors were also facing manufacturing challenges. These challenges resulted in extended lead-times to our customers, increased logistics costs, and impacted the volume of products we were able to deliver, which negatively impacted our ability to recognize revenue and decreased our gross margins and profitability.
Challenges to our supply chain due to the impact of the pandemic remain dynamic, including ongoing shortages of component parts, and increased logistics costs due to air travel and transport restrictions that limited the availability of flights on which we were able to ship products in the third quarter. However, we have seen improvements in our manufacturing capacity during the third quarter of 2020. We also believe that we have a robust and fairly flexible supply chain. Our supply chain team has been working to meet our customer needs by executing on a strong risk mitigation plan, including multi-sourcing, pre-ordering components, transforming our logistics network, prioritizing critical customers, working with local government agencies to understand challenges, and partnering on solutions that limit disruptions to our operations while ensuring the safety of our employees, partners and suppliers.
The pandemic has not had a substantial net impact to our consolidated operating results or our liquidity position so far in 2020. We continue to generate operating cash flows to meet our short-term liquidity needs, and we expect to maintain access to the capital markets enabled by our strong credit ratings. To date in 2020, we have not observed any material impairments of our assets or a significant change in the fair value of assets due to the pandemic.
We entered the fourth quarter with healthy backlog in our Cloud and Service Provider verticals. We intend to continue to work with government authorities and implement safety measures to ensure that we are able to continue manufacturing and distributing our products during the pandemic. We may continue to experience constrained supply and increased logistics costs and could experience curtailed customer demand, any of which could adversely impact our business, results of operations and overall financial performance in the fourth quarter of 2020 and future periods.
Concurrent Cash Tender Offer
On December 3, 2020, we announced a cash tender offer (the “Tender Offer”) to purchase any and all of our outstanding 4.500% Senior Notes due 2024 (the “4.500% Notes”) and 4.350% Senior Notes due 2025 (the “4.350% Notes”). We expect to use the net proceeds of the notes offered hereby, together with cash on hand, to purchase the 4.500% Notes and 4.350% Notes that are tendered by holders and accepted by us in the Tender Offer. We are permitted, among other things, to amend, extend, terminate or withdraw the Tender Offer, and there can be no assurance that we will consummate the Tender Offer. There can be no assurance as to the principal amount of 4.500% Notes or 4.350% Notes that will be tendered or accepted for purchase pursuant to the Tender Offer. The Tender Offer is subject to certain conditions, including the consummation of this offering. This offering is not contingent upon the completion of the Tender Offer.
To the extent any of the outstanding 4.500% Notes or 4.350% Notes are not tendered and accepted in the Tender Offer, we currently expect that we will exercise our right to redeem all 4.500% Notes and 4.350% Notes remaining outstanding after the Tender Offer in accordance with the terms of the indenture governing such notes (the “Existing Notes Redemption”). We will use the net proceeds from the sale of the notes offered by this prospectus supplement, together with available cash, to fund these repurchases and/or redemptions of the 4.500% Notes and the 4.350% Notes, including the payment of all premiums, accrued interest and costs and expenses in connection with the Tender Offer and the Existing Notes Redemption. See “Use of Proceeds” in this prospectus supplement.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 4.500% Notes or 4.350% Notes and does not constitute a redemption notice for any such notes. The Tender Offer is being made only by and pursuant to the terms of a separate offer to purchase.

The Offering
The following summary contains basic information about the notes and is not complete. It may not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes,” together with the section of the prospectus entitled “Description of the Debt Securities.”
Issuer
Juniper Networks, Inc., a Delaware corporation.
Notes Offered
$400,000,000 aggregate principal amount of the 2025 notes; and
$400.000.000 aggregate principal amount of the 2030 notes.
Maturity Date
2025 notes: December 10, 2025.
2030 notes: December 10, 2030.
Interest and Payment Dates
2025 notes: 1.200% per annum, payable semi-annually in arrears in cash on June 10 and December 10 of each year, beginning June 10, 2021.
2030 notes: 2.000% per annum, payable semi-annually in arrears in cash on June 10 and December 10 of each year, beginning June 10, 2021.
Ranking
The notes will rank:
•
equal in right of payment to all of our other senior unsecured indebtedness;

•
senior in right of payment to all of our subordinated indebtedness;

•
effectively subordinate in right of payment to our secured obligations, to the extent of the assets securing such obligations; and

•
structurally subordinate in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations).

Change of Control Triggering Event
In the event of a change of control repurchase event, as defined herein, occurs with respect to a series of notes, the holders of such series of notes may require us to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any. See “Description of the Notes — Purchase of Notes upon a Change of Control Repurchase Event.”
Optional Redemption
We may redeem the notes of each series at any time, in whole or from time to time in part, at the applicable redemption prices described under “Description of the Notes — Optional Redemption” in this prospectus supplement.
Future Issuances
The 2025 notes will initially be limited to an aggregate principal amount of $400,000,000, and the 2030 notes will initially be limited to an aggregate principal amount of $400,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes of any series outstanding by issuing additional notes in the future with the same terms as the relevant series of notes offered hereby, except for the applicable issue date, the public offering price, and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $792.4 million after deducting the underwriting discount and estimated expenses payable by us. We will use the net proceeds from the sale of the notes offered by this prospectus supplement, together with available cash, to fund (i) the purchase of all 4.500% Notes and 4.350% Notes accepted in the Tender Offer and (ii) the Existing Notes Redemption, including the payment of all premiums, accrued interest and costs and expenses in connection with the Tender Offer and the Existing Notes Redemption. See “Use of Proceeds” in this prospectus supplement.
Form and Denomination
The notes of each series will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Listing
The notes will not be listed on any securities exchange.
Governing Law
The notes and the indenture pursuant to which we will issue the notes of each series will be governed by the laws of the State of New York.
Trustee
The Bank of New York Mellon Trust Company, N.A.
No Prior Market
The notes will be new securities for which there is no existing market. Although the underwriters have informed us that they intend to make a market in the notes of each series, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the notes will develop or be maintained.
Risk Factors
An investment in the notes involves certain risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Summary Consolidated Financial Information
We present below our summary consolidated financial information. The summary consolidated statements of operations data for the fiscal years ended December 31, 2017, 2018 and 2019 and the summary consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary condensed consolidated statements of operations data for the nine months ended September 30, 2019 and September 30, 2020 and the summary condensed consolidated balance sheet data as of September 30, 2020 have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods or the full year ending December 31, 2020. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, incorporated by reference in this prospectus supplement.
	Year Ended December 31,			Nine Months Ended September 30,
	2017(a)	2018(b)	2019	2019	2020
	(In millions, except per share data)
Consolidated Statements of Operations Data
Net revenues	$5,027.2	$4,647.5	$4,445.4	$3,237.3	$3,222.5
Cost of revenues	1,955.1	1,906.3	1,828.6	1,339.8	1,365.8
Gross margin	3,072.1	2,741.2	2,616.8	1,897.5	1,856.7
Operating expenses	2,224.0	2,169.0	2,714.6	1,633.9	1,601.7
Operating income	848.1	572.2	442.2	263.6	255.0
Other expense, net	(36.3)	(39.5)	(27.8)	(23.2)	(29.0)
Income before income taxes	811.8	532.7	414.4	240.4	226.0
Income tax provision (benefit)	505.6	(34.2)	69.4	63.8	(1.0)
Net income	306.2	566.9	345.0	176.6	227.0
Net income per share:
Basic	$0.81	$1.62	$1.01	$0.51	$0.69
Diluted	$0.80	$1.60	$0.99	$0.50	$0.68
Shares used in computing net income per share:
Basic	377.7	349.0	343.2	345.5	330.9
Diluted	384.2	354.4	348.2	350.1	335.2
Cash dividends declared per share of common stock	$0.40	$0.72	$0.76	$0.57	$0.60

(a)
Includes an estimated $289.5 million of tax expense related to the U.S. Tax Cuts and Jobs Act, and pre-tax restructuring charges of $65.6 million. In addition, amounts for 2017 do not reflect the adoption of ASU No. 2014-09 (Topic 606) Revenue from Contracts with Customers (“ASC 606”) in contrast to the amounts for 2018 and 2019 which reflect the adoption of ASC 606.

(b)
Includes a tax benefit of $133.0 million related to a lapse in the statute of limitations and tax accounting method changes related to deferred revenue.

	As of December 31,		As of September 30, 2020
	2018	2019
	(In millions)
Consolidated Balance Sheet Data
Cash, cash equivalents, and investments(a)	$3,758.1	$2,543.6	$2,561.2
Working capital	2,739.3	1,665.9	1,536.9
Total assets(b)	9,363.3	8,837.7	8,694.7
Total debt	2,139.0	1,683.9	1,714.1
Total long-term liabilities (excluding long-term debt)(b)	908.5	999.3	918.2
Total stockholders’ equity(b)	4,823.2	4,610.6	4,560.8

(a)
Includes short-term and long-term investments.

(b)
Fiscal year 2018 reflects the impact of the adoption of ASC 606, which provides guidance for revenue recognition that superseded the revenue recognition requirements in Accounting Standards Codification Topic 605, Revenue Recognition and most industry specific guidance. We adopted the standard under the modified retrospective approach, applying the amendments to prospective reporting periods. Upon adoption, we recorded a cumulative effect adjustment of $324.7 million, which decreased the January 1, 2018 opening accumulated deficit balance on the consolidated balance sheet primarily due to the application of the new guidance in the areas of distributor sales, software revenue, variable consideration, revenue allocation, and contract acquisition costs. Fiscal year 2019 reflects the impact of the adoption of the new lease accounting standard under the modified retrospective approach.

RISK FACTORS
An investment in the notes involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.
Risks Related to Our Business Strategy and Industry
The COVID-19 pandemic has significantly affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.
The COVID-19 pandemic has, and may continue to, negatively affect our operations, including as a result of external factors beyond our control such as restrictions on the physical movement of our employees, contract manufacturers, partners, and customers to limit the spread of COVID-19. Since March 2020, the majority of our global workforce has been working remotely resulting from shelter-in-place requirements and travel restrictions. We continue to follow the guidance of local and national governments, including monitoring the health of employees who have returned to our offices and limiting the gathering size of employee groups in indoor spaces. If the COVID-19 pandemic has a substantial impact on our employees, partners or customers health, attendance or productivity, our results of operations and overall financial performance may be adversely impacted.
Moreover, the conditions caused by the pandemic may affect the overall demand environment for our products and services and could adversely affect our customers’ ability or willingness to purchase our products or services or to make payments on existing contracts with us, delay prospective customers’ purchasing decisions, delay the provisioning of our offerings, lengthen payment terms, or affect attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance. Further, the pandemic has and could continue to adversely affect our ability to provide or deliver products and on-site services to our customers. For example, during the first three quarters of fiscal 2020, the COVID-19 pandemic caused us to experience supply constraints due to both constrained manufacturing capacity as well as shortages of component parts as our component vendors also faced manufacturing challenges. These challenges resulted in extended lead-times to our customers and increased logistics costs, which negatively impacted our ability to recognize revenue and decreased our gross margins for these periods. While our manufacturing capacity has improved, we expect several of our component suppliers will remain challenged in the near term. Further, the spread of COVID-19 has and is likely to continue to affect the shipment of goods globally.
The duration and extent of the impact from the COVID-19 pandemic on our business depends on future developments that cannot be accurately forecasted at this time, such as the transmission rate and geographic spread of the disease, the extent and effectiveness of containment actions and the impact of these and other factors on our employees, customers, partners, and vendors. If we are not able to respond to and manage the impact of such events effectively and if the macroeconomic conditions of the general economy or the industries in which we operate do not improve, or worsen from present levels, our business, operating results, financial condition and cash flows could continue to be adversely affected.
Our quarterly results are unpredictable and subject to substantial fluctuations; as a result, we may fail to meet the expectations of securities analysts and investors.
Our revenues and operating results may vary significantly from quarter-to-quarter due to a number of factors, many of which are outside of our control. If our quarterly financial results or our predictions of future financial results fail to meet the expectations of securities analysts and investors, the trading price of our securities could be negatively affected. Our operating results for prior periods may not be effective predictors of our future performance.

Factors associated with our industry, the operation of our business, and the markets for our products and services that may cause our quarterly results to fluctuate, include but are not limited to:
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unpredictable ordering patterns and limited visibility into our customers’ spending plans and associated revenue;

•
changes in our customer mix, the mix of products and services sold, and the geographies in which our products and services are sold;

•
changes in the demand for our products and services, including seasonal fluctuations in customer spending;

•
changing market and economic conditions;

•
price and product competition;

•
ineffective legal protection of our intellectual property rights in certain countries;

•
how well we execute on our strategy and business model;

•
financial stability of our customers, including the solvency of private sector customers, which may be impacted by the COVID-19 pandemic;

•
statutory authority for government customers to purchase goods and services;

•
executive orders, tariffs, changes in laws or regulations and accounting rules, or interpretations thereof;

•
regional economic and political conditions which may be aggravated by unanticipated global events;

•
disruptions in our business operations or target markets caused by, among other things, terrorism or other intentional acts, outbreaks of disease, such as the COVID-19 pandemic, or earthquakes, floods, or other natural disasters; and other unanticipated extraordinary externalities.

We believe that quarter-to-quarter comparisons of operating results are not necessarily a good indication of what our future performance will be. In some prior periods, our operating results have been below our guidance, our long-term financial model or the expectations of securities analysts or investors. This may happen again, and the price of our common stock may decline. In addition, our failure to pay quarterly dividends to our stockholders or the failure to meet our commitments to return capital to our stockholders could have a material adverse effect on our stock price.
We expect our gross margins and operating margins to vary over time.
Our product and service gross margins are expected to vary, and may be adversely affected in the future by numerous factors, including, but not limited to, customer, vertical, product and geographic mix shifts, an increase or decrease in our software sales or services we provide, increased price competition in one or more of the markets in which we compete, modifications to our pricing strategy to gain footprint in markets or with customers, currency fluctuations that impact our costs or the cost of our products and services to our customers, increases in material, labor, logistics, warranty costs, or inventory carrying costs, excess product component or obsolescence charges from our contract manufacturers, issues with manufacturing or component availability, issues relating to the distribution of our products and provision of our services, quality or efficiencies, increased costs due to changes in component pricing or charges incurred due to inaccurately forecasting product demand, warranty related issues, the impact of tariffs, or our introduction of new products and enhancements or entry into new markets with different pricing and cost structures. Failure to sustain or improve our gross margins reduces our profitability and may have a material adverse effect on our business and stock price.
We derive a material portion of our revenues from a limited number of our customers, and our customers compete in industries that continue to experience consolidation.
A material portion of our net revenues, across each customer vertical, depends on sales to a limited number of customers. If such customers change their business requirements or focus, vendor selection, project prioritization, or purchasing behavior or are parties to consolidation transactions, they may delay, suspend, reduce or cancel their purchases of our products or services and our business, financial condition, and results of operations may be adversely affected.
If we are unable to compete effectively, our business and financial results could be harmed.
The markets that we serve are rapidly evolving and highly competitive and include a number of well-established companies. We also compete with other public and private companies that are developing competing technologies to our products. In addition, actual or speculated consolidation among competitors, or the acquisition by, or of, our partners and/or resellers by competitors can increase the competitive pressures faced by us as customers may delay spending decisions or not purchase our products at all. Our partners and resellers generally sell or resell competing products on a non-exclusive basis and consolidation could delay spending or require us to increase discounts to compete, which could also adversely affect our business. Several of our competitors have substantially greater resources and can offer a wider range of products and services for the overall network equipment market than we do. Other competitors have become more integrated, including through consolidation and vertical integration, and offer a broader range of products and services, which could make their solutions more attractive to our customers. Many of our competitors also sell networking products as bundled solutions with other IT products. If we are unable to compete effectively against existing or future competitors, we could experience a loss in market share and a reduction in revenues and/or be required to reduce prices, which could reduce our gross margins, and which could materially and adversely affect our business, financial condition, and results of operations.
Fluctuating economic conditions make it difficult to predict revenues and gross margin for a particular period and a shortfall in revenues or increase in costs of production may harm our operating results.
Our revenues and gross margin depend significantly on general economic conditions and the demand for products in the markets in which we compete. Economic weakness or uncertainty, customer financial difficulties, and constrained spending on network expansion and enterprise infrastructure have in the past resulted in, and may in the future result in, decreased revenues and earnings. Such factors could make it difficult to accurately forecast revenues and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our contract manufacturer relationships and other expenses and to make decisions about future investments. In addition, economic instability or uncertainty, continued turmoil in the geopolitical environment in many parts of the world and other events beyond our control, such as the COVID-19 pandemic, have, and may continue to, put pressure on economic conditions, which has led and could lead, to reduced demand for our products, delays or reductions in network expansions or infrastructure projects, and/or higher costs of production. Future or continued economic weakness, failure of our customers and markets to recover from such weakness, customer financial difficulties, increases in costs of production, and reductions in spending on network maintenance and expansion could result in price concessions in certain markets or have a material adverse effect on demand for our products and consequently on our business, financial condition, and results of operations.
Our success depends upon our ability to effectively plan and manage our resources and restructure our business.
Our ability to successfully offer our products and services in a rapidly evolving market requires an effective planning, forecasting, and management process to enable us to effectively scale and adjust our business and business models in response to fluctuating market opportunities and conditions. From time to time, we have increased investment in our business by increasing headcount, acquiring companies, and increasing our investment in research and development, sales and marketing, and other parts of our business. Conversely, in the last few years and in 2020, we have initiated restructuring plans to realign our workforce as a result of organizational and leadership changes which resulted in restructuring charges. Our ability to achieve the anticipated cost savings and other benefits from these initiatives is subject to many estimates and assumptions, which are subject to uncertainties. If our estimates and assumptions are incorrect or if we are unsuccessful at implementing changes, or if other unforeseen events occur, our business and results of operations could be adversely affected.
Integration of acquisitions or divestitures of businesses, product lines or assets could disrupt our business and harm our financial condition and stock price and equity issued as consideration for acquisitions may dilute the ownership of our stockholders.
We have made, and may continue to make, acquisitions in order to enhance our business and invest significant resources to integrate the businesses we acquire. The success of each acquisition depends in part on our ability to realize the business opportunities and manage numerous risks, including, but not limited to, problems combining the purchased operations, technologies or products, unanticipated costs, higher operating expenses, liabilities, litigation, and diversion of management’s time and attention, adverse effects on existing business relationships with suppliers and customers, risks associated with entering markets in which we have no or limited prior experience, and where competitors in such markets have stronger market positions, initial dependence on unfamiliar supply chains, failure of our due diligence processes to identify significant problems, liabilities or other challenges of an acquired company or technology, and the potential loss of key employees, customers, distributors, vendors, and other business partners of the companies we acquire.
There can be no assurance that we will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire or that the transaction will advance our business strategy, and we may not realize anticipated revenues or other benefits associated with our acquisitions. In addition, we have divested, and may in the future, divest businesses, product lines, or assets. These initiatives may also require significant separation activities that could result in the diversion of management’s time and attention, loss of employees, substantial separation costs, and accounting charges for asset impairments.
In connection with certain acquisitions, we may agree to issue common stock, or assume equity awards, that dilute the ownership of our current stockholders, use a substantial portion of our cash resources, assume liabilities (both known and unknown), record goodwill and amortizable intangible assets as well as restructuring and other related expenses. We may incur additional acquisition-related debt, which could increase our leverage and potentially negatively affect our credit ratings resulting in more restrictive borrowing terms or increased borrowing costs thereby limiting our ability to borrow. Any of the foregoing, and other factors, could harm our ability to achieve anticipated levels of profitability or other financial benefits from our acquired or divested businesses, product lines or assets or to realize other anticipated benefits of divestitures or acquisitions.
Long sales and implementation cycles for our products and short lead times to fill large customer orders may cause our revenues and operating results to vary significantly from quarter-to-quarter.
We experience lengthy sales cycles because our customers’ decisions to purchase certain of our products, particularly new products, involve a significant commitment of their resources and a lengthy evaluation and product qualification process. Customers design and implement large network deployments following lengthy procurement processes, which may impact expected future orders. Following a purchase, customers may also deploy our products slowly and deliberately. Customers with large networks often expand their networks in large increments on a periodic basis and place large orders on an irregular basis. These sales and implementation cycles, as well as our expectation that customers will place large orders with short lead times, may cause our revenues and operating results to vary significantly from quarter-to-quarter.
Our ability to recognize revenue in a particular period is contingent on the timing of product orders and deliveries and/or our sales of certain software or subscriptions and professional, support and maintenance services.
In some of our businesses, our quarterly sales have periodically reflected a pattern in which a disproportionate percentage of each quarter’s total sales occurs towards the end of the quarter. Further, we build certain products only when orders are received. Since the volume of orders received late in any given fiscal quarter remains unpredictable, if orders for custom products are received late in any quarter, we may not be able to recognize revenue for these orders in the same period or meet our expected quarterly revenues. Similarly, if we were to take actions to encourage customers to place orders or accept deliveries earlier than anticipated, our ability to meet our expected revenues in future quarters could be adversely affected. We also determine our operating expenses based on our anticipated revenues and technology roadmap and a high percentage of our expenses are fixed in the short and medium term. Any failure or delay in generating or recognizing revenue could cause significant variations in our operating results and operating margin from quarter-to-quarter.
In addition, services revenue accounts for a significant portion of our revenue, comprising 35%, 33%, and 31% of total revenue in fiscal year 2019, 2018, and 2017, respectively, and 36.9% for the nine months ended September 30, 2020. We expect our sales of new or renewal professional services, support, and maintenance contracts to fluctuate due to end-customers’ level of satisfaction with our products and services, the prices of our products and services or those offered by our competitors, and reductions in our end-customers’ spending levels. We recognize professional services when delivered and support, and maintenance revenue periodically over the term of the relevant service period.
Further, we recognize certain software revenues periodically over the term of the relevant use or subscription periods and as a result, the related software, subscription and support, and maintenance revenue we report each fiscal quarter is derived from the recognition of deferred revenue from contracts entered into during previous fiscal quarters. Any fluctuation in such new or renewed contracts in any one fiscal quarter may not be fully or immediately reflected in revenue and could negatively affect our revenue in future fiscal quarters.
Risks Related to Our Technology and Business Operations
If the demand for network and IP systems does not continue to grow, our business, financial condition, and results of operations could be adversely affected.
A substantial portion of our business and revenues depends on the growth of secure IP infrastructure as well as customers that depend on the continued growth of IP services to deploy our products in their networks and IP infrastructures. As a result of changes in the economy, capital spending or the building of network capacity in excess of demand (all of which, have in the past, particularly affected telecommunications service providers), spending on IP infrastructure can vary, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, a number of our existing customers are evaluating the build-out of their next generation networks. During the decision-making period when our customers are determining the design of those networks and the selection of the software and equipment they will use in those networks, such customers may greatly reduce or suspend their spending on secure IP infrastructure. Any reduction or suspension of spending on IP infrastructure is difficult to predict, and may be due to events beyond our control, such as the COVID-19 pandemic. This, in turn, can make it more difficult to accurately predict revenues from customers, can cause fluctuations in the level of spending by customers and, even where our products are ultimately selected, can have a material adverse effect on our business, financial condition, and results of operations.
If we do not successfully anticipate technological shifts, market needs and opportunities, we may not be able to compete effectively and our ability to generate revenues will suffer.
If we are unable to anticipate future technological shifts, market needs, requirements or opportunities or fail to develop and introduce new products, product enhancements or business strategies to meet those requirements or opportunities in a timely manner or at all, it could cause us to lose customers, substantially decrease or delay market acceptance and sales of our present and future products and services, and significantly harm our business, financial condition, and results of operations. In addition, if we invest in developing products for a market that does not develop, it could significantly harm our business, financial condition, and results of operations. Even if we are able to anticipate, develop, and commercially introduce new products, enhancements or business strategies, there can be no assurance that any new products, enhancements or business strategies will achieve widespread market acceptance.
Further, our strategy is to expand our software business. The success of our strategy is subject to a number of risks and uncertainties, including:
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the additional development efforts and costs required to create new software products and to make our disaggregated products compatible with multiple technologies;

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the possibility that our new software products or disaggregated products may not achieve widespread customer adoption;

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the possibility that our strategy could erode our revenue and gross margins;

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the impact on our financial results of longer periods of revenue recognition for certain types of software products and changes in tax treatment associated with software sales;

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the additional costs associated with regulatory compliance and changes we need to make to our distribution chain in connection with increased software sales;

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the ability of our disaggregated hardware and software products to operate independently and/or to integrate with current and future third-party products; and

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issues with third-party technologies used with our disaggregated products, which may be attributed to us.

If any of our new products or business strategies do not gain market acceptance or meet our expectations for growth, our ability to meet future financial targets may be adversely affected and our competitive position and our business and financial results could be harmed.
If our products do not interoperate with our customers’ networks, installations will be delayed or cancelled and could harm our business.
Our products are designed to interface with our customers’ existing networks, each of which have different specifications and utilize multiple protocol standards and products from other vendors. Many of our customers’ networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Our products must interoperate with many or all of the products within these networks as well as future products to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our customers’ networks, we may need to modify our software or hardware to fix or overcome these errors so that our products will interoperate and scale with the existing software and hardware, which could be costly and could negatively affect our business, financial condition, and results of operations. In addition, if our products do not interoperate with those of our customers’ networks, demand for our products could be adversely affected or orders for our products could be cancelled. This could hurt our operating results, damage our reputation, and seriously harm our business and prospects.
Our products incorporate and rely upon licensed third-party technology.
We integrate licensed third-party technology into certain of our products. From time to time, we may be required to renegotiate our current third-party licenses or license additional technology from third parties to develop new products or product enhancements or to facilitate new business models. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms and some of our agreements with our licensors may be terminated for convenience by them. In addition, we cannot be certain that our licensors are not infringing on the intellectual property rights of third parties or that our licensors have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our products. Third-party technology we incorporate into our products that is deemed to infringe on the intellectual property of others may result, and in some cases has resulted, in limitations on our ability to source technology from those third parties, restrictions on our ability to sell products that incorporate the infringing technology, increased exposure to liability that we will be held responsible for incorporating the infringing technology in our products and increased costs involved in removing that technology from our products or developing substitute technology. Our inability to comply with, maintain or re-license any third-party licenses required in our products or our inability to obtain third-party licenses necessary to develop new products and product enhancements, could require us to develop substitute technology or obtain substitute technology of lower quality or performance standards or at a greater cost, any of which could delay or prevent product shipment and harm our business, financial condition, and results of operations.
We may face difficulties enforcing our proprietary rights, which could adversely affect our ability to compete.
We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual restrictions on disclosure of confidential and proprietary information, to protect our proprietary rights. Although we have been issued numerous patents and other patent applications are currently pending, there can be no assurance that any of our patent applications will result in issued patents with the scope of the claims we seek or that any of our patents or other proprietary rights will not be challenged, invalidated, infringed or circumvented or that our rights will, in fact, provide competitive advantages to us or protect our technology. If we cannot protect our intellectual property rights, we could incur costly product redesign efforts, discontinue certain product offerings and experience other competitive harm.
Unauthorized parties may also attempt to copy aspects of our products or obtain and use our proprietary information. We generally enter into confidentiality or license agreements with our employees, consultants, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot assure you that we have entered into such agreements with all parties who may have or have had access to our confidential information or that these agreements will not be breached. We cannot guarantee that any of the measures we have taken will prevent misappropriation of our technology. We are also vulnerable to third parties who illegally distribute or sell counterfeit, stolen or unfit versions of our products, which has happened in the past and could happen in the future. Such sales could have a negative impact on our reputation and business.
In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the U.S. The outcome of any actions taken in these foreign countries may be different than if such actions were determined under the laws of the U.S. If we are unable to protect our proprietary rights, we may be at a competitive disadvantage to others who need not incur the substantial expense, time, and effort required to create innovative products that have enabled our success.
We depend on contract manufacturers and original design manufacturers as well as single-source and limited source suppliers.
Our operations depend on our ability to anticipate our needs for components, products and services, as well as the ability of our manufacturers, original design manufacturers, and suppliers to deliver sufficient quantities of quality components, products and services at reasonable prices and in time for us to meet critical schedules for the delivery of our own products and services. Given the wide variety of solutions that we offer, the large and diverse distribution of our manufactures, and suppliers, and the long lead times required to manufacture, assemble and deliver certain products, problems could arise in production, planning and inventory management that could seriously harm our business. Any delay in our ability to produce and deliver our products could cause our customers to purchase alternative products from our competitors. In addition, our ongoing efforts to optimize the efficiency of our supply chain could cause supply disruptions and be more expensive, time-consuming and resource-intensive than expected. Other manufacturing and supply problems that we could face are described below.
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Manufacturing Issues.   We may experience supply shortfalls or delays in shipping products to our customers if our manufacturers experience delays, disruptions, or quality control problems in their manufacturing operations, or if we have to change or add additional manufacturers or contract manufacturing locations. Although we have contracts with our manufacturers, these contracts do not require them to manufacture our products on a long-term basis in any specific quantity or at any specific price. We have experienced in the past and may experience in the future an increase in the expected time required to manufacture our products or ship products, including delays due to the manufacturing restrictions, travel restrictions and shelter-in-place orders to control the spread of COVID-19. Moreover, a significant portion of our manufacturing is performed in China, Malaysia and other foreign countries and is therefore subject to risks associated with doing business outside of the U.S., including import tariffs, export restrictions, disruptions to our supply chain, pandemics, regional climate-related events, or regional conflicts.

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Single-Source Suppliers.   We rely on single or limited sources for many of our components due to technology, availability, price, quality, scale or customization needs. In addition, there has been consolidation among certain suppliers of our components. Consolidation among suppliers can result in the reduction of the number of independent suppliers of components available to us, which could negatively impact our ability to access certain component parts or the prices we have to pay for such parts and may impact our gross margins. Additionally, if certain components that we receive from our suppliers have defects or other quality issues, we may have to replace or repair such components, and we could be subject to claims based on warranty, product liability, epidemic or delivery failures that could lead to significant expenses.

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Supply-chain Disruption.   Any disruptions to our supply chain or significant increase in component costs could decrease our sales, earnings and liquidity or otherwise adversely affect our business and result in increased costs. Such a disruption could occur as a result of any number of events, including, but not limited to, an extended closure of or any slowdown at our supplier’s plants or shipping delays due to efforts to limit the spread of COVID-19, increases in prices, the imposition of regulations, quotas or embargoes on components, labor stoppages, transportation delays or failures affecting the supply chain and shipment of materials and finished goods, third-party interference in the integrity of the products sourced through the supply chain, the unavailability of raw materials, severe weather conditions, adverse effects of climate change, natural disasters, geopolitical developments, war or terrorism and disruptions in utilities and other services. In addition, the development, licensing, or acquisition of new products in the future may increase the complexity of supply chain management. Failure to effectively manage the supply of components and products would adversely affect our business.
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Component Supply Forecast.   We provide demand forecasts for our products to our manufacturers, who order components and plan capacity based on these forecasts. If we overestimate our requirements, our manufacturers may assess charges, or we may have liabilities for excess inventory, each of which could negatively affect our gross margins. If we underestimate our requirements, our contract manufacturers may have inadequate time, materials, and/or components required to produce our products. This could increase costs or delay or interrupt manufacturing of our products, resulting in delays in shipments and deferral or loss of revenues and could negatively impact customer satisfaction. Any future spike in growth in our business, in the use of certain components we share in common with other companies, in IT spending, or in the economy in general, is likely to create greater short-term pressure on us and our suppliers to accurately forecast overall component demand and to establish optimal component inventories. If shortages or delays persist, we may not be able to secure enough components at reasonable prices or of acceptable quality to build and deliver products in a timely manner, and our revenues, gross margins and customer relationships could suffer.

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Alternative Sources of Supply.   The development of alternate sources for components is time-consuming, difficult, and costly. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. Also, long-term supply and maintenance obligations to customers increase the duration for which specific components are required, which may further increase the risk of component shortages or the cost of carrying inventory. In the event of a component shortage, supply interruption or significant price increase from these suppliers, we may not be able to develop alternate or second sources in a timely manner. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products and services to our customers, which would seriously affect present and future sales, and would, in turn, adversely affect our business, financial condition, and results of operations.

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COVID-19 Impact.   Delays in production or in product deliveries due to the COVID-19 pandemic have adversely affected and may continue to adversely affect our business, financial condition, and results of operations. For example, during the first three quarters of fiscal 2020, the COVID-19 pandemic caused us to experience supply constraints due to both constrained manufacturing capacity, particularly in China and Malaysia, as well as component parts shortages as our component vendors were also facing manufacturing challenges, and increased logistics costs due to air travel and transport restrictions that limited the availability of flights on which we ship our products. These challenges resulted in extended lead-times to our customers and had a negative impact on our ability to recognize associated revenue in the first three quarters. We continue to work with government authorities and implement safety measures to ensure that we are able to continue manufacturing and distributing our products during the COVID-19 pandemic. However, uncertainty resulting from the pandemic could result in an unforeseen disruption to our supply chain (for example a closure of a key manufacturing or distribution facility or the inability of a key supplier or transportation supplier to source and transport materials) that could impact our operations.

System security risks, data protection breaches, and cyberattacks could compromise our and our customers’ proprietary information, disrupt our internal operations and harm public perception of our products.
In the ordinary course of business, we store sensitive data, including intellectual property, personal data, our proprietary business information and that of our employees, contractors, customers, suppliers, vendors, and other business partners on our networks. In addition, we store sensitive data through cloud-based services that may be hosted by third parties and in data center infrastructure maintained by third parties. Secure maintenance of this information is critical to our operations and business strategy. On an ongoing and regular basis, we have been, and expect to be, subject to cyberattacks and attempted intrusions on our networks and systems by a wide range of actors, including but not limited to nation states, criminal enterprises, terrorist organizations, and other organizations or individuals, as well as errors, wrongful conduct or malfeasance by employees and third-party service providers (collectively, “malicious parties”). The continued occurrence of high-profile data breaches provides evidence of an environment increasingly hostile to information security.
Despite our security measures, and those of our third-party vendors, our information technology and infrastructure have experienced breaches and may be subject to or vulnerable to breaches or attacks in the future. If any breach or attack compromises our networks or those of our vendors, creates system disruptions or slowdowns or exploits security vulnerabilities of our products, the information stored on our networks or the networks of our customers, suppliers or business partners could be accessed and modified, publicly disclosed, lost, destroyed or stolen, and we may be subject to claims for contractual, tort or equitable liability and suffer reputational and financial harm. In addition, malicious parties may compromise our manufacturing supply chain to embed malicious hardware, components and software that are designed to defeat or circumvent encryption and other cybersecurity measures to interfere with the operation of our networks, expose us or our products to cyberattacks, or gain unauthorized access to our or our customers’ systems and information. If such actions are successful, they could diminish customer trust in our products, harm our business reputation, and adversely affect our business and financial condition. Because techniques used by malicious parties to access or sabotage networks change frequently and generally are not recognized until after they are used, we may be unable to anticipate or immediately detect these techniques or the vulnerabilities they have caused. Further, when vulnerabilities are discovered, we evaluate the risk, apply patches or take other remediation actions and notify customers, business partners, and suppliers as appropriate.
All of this requires significant resources and attention from management and our employees, and the economic costs to us to eliminate or alleviate these issues could be significant and may be difficult to anticipate or measure. The market perception of the effectiveness of our products and our overall reputation could also be harmed as a result of any actual or perceived breach of security that occurs in our network or in the network of a customer of our products, regardless of whether the breach is attributable to our products or to actions of malicious parties. This could impede our sales, manufacturing, distribution or other critical functions, which could have an adverse impact on our financial results. These risks to our systems may be increased during the COVID-19 pandemic as the health of our internal security team members who monitor and address cyber threats and attacks against us and our employees around the world is also at risk.
Additionally, we could be subject to measures that regulate the security of the types of products we sell, such as the California Internet of Things (IoT) security law (SB-327), which became enforceable in 2020. Such regulations may result in increased costs and delays in product releases and changes in features to achieve compliance which may impact customer demand for our products, and result in regulatory investigations, potential fines, and litigation in connection with a compliance concern, security breach or related issue, and potential liability to third parties arising from such breaches. Further, in response to actual or anticipated cybersecurity regulations or contractual security requirements negotiated with our customers, we may need to make changes to existing policies, processes and supplier relationships that could impact product offerings, release schedules and service response times, which could adversely affect the demand for and sales of our products and services. We maintain product liability insurance, but there is no guarantee that such insurance will be available or adequate to protect against all such claims. If our business liability insurance coverage is inadequate, or future coverage is unavailable on acceptable terms or at all, our financial condition and results of operations could be harmed.
Disruption in our distribution channels could seriously harm our future revenue and financial condition and increase our costs and expenses.
The majority of our revenues are derived through value-added resellers and distributors, most of which also sell our competitors’ products, and some of which sell their own competing products. The loss of or reduction in sales to our resellers or distributors could materially reduce our revenues. Our competitors may in some cases be effective in leveraging their market share positions or in providing incentives to current or potential resellers and distributors to favor their products or to prevent or reduce sales of our products. If we are unable to develop and maintain relationships with our partners, develop new relationships with value-added resellers and distributors in new markets, expand the number of distributors and resellers in existing markets, manage, train or motivate existing value-added resellers and distributors effectively, or if these partners are not successful in their sales efforts, sales of our products may decrease, and our business, financial condition, and results of operations would suffer. We recognize a portion of our revenues at the time we sell products to our distributors. If these sales are made based on inaccurate or untimely information, the amount or timing of our revenues could be adversely impacted. Further, our distributors may increase orders during periods of product shortages, cancel orders if their inventory is too high, or delay orders in anticipation of new products. They also may adjust their orders in response to the supply of our products and the products of our competitors that are available to them, and in response to seasonal fluctuations in end-user demand.
To develop and expand our distribution channel, we continue to offer attractive channel programs to potential partners and have previously entered into OEM agreements with partners to rebrand and resell our products as part of their product portfolios. These relationships require processes and procedures that may be costly or challenging to implement, maintain, and manage. Our failure to successfully manage and develop our distribution channel could adversely affect our ability to generate revenues from the sale of our products. We also depend on our global channel partners to comply with applicable legal and regulatory requirements. Any failure by our partners to comply with these requirements, could have a material adverse effect on our business, operating results, and financial condition.
We rely on the performance of our business systems and third-party systems and processes.
Some of our business processes depend upon our IT systems, the systems and processes of and IT services provided by third parties, and the interfaces between the two. For example, IBM provides us with a broad range of information technology services, such as applications, including support, development and maintenance; infrastructure management and support, including for server storage and network devices, and end user support including service desk. These cloud providers, third party providers, and off-site facilities are vulnerable to damage, interruption, including performance problems from earthquakes, hurricanes, floods, fires, power loss, telecommunications failures, equipment failure, adverse events caused by operator error, cybersecurity attacks, pandemics, and similar events. In addition, because we lease off-site data center facilities, we cannot be assured that we will be able to expand our data center infrastructure to meet user demand in a timely manner, or on favorable economic terms. If we have issues receiving and processing data, this may delay our ability to provide products and services to our customers and business partners and damage our business. We also rely upon the performance of the systems and processes of our contract manufacturers to build and ship our products. If those systems and processes experience interruption or delay, our ability to build and ship our products in a timely manner may be harmed. Since IT is critical to our operations, in addition to the risks outlined above, problems with any of the third parties we rely on for our IT systems and services could result in liabilities to our customers and business partners, lower revenue and unexecuted efficiencies, and impact our results of operations and our stock price. We could also face significant additional costs or business disruption if our arrangements with these third parties are terminated or impaired and we cannot find alternative services or support on commercially reasonable terms or on a timely basis or if we are unable to hire new employees in order to provide these services in-house.
Our ability to develop, market, and sell products could be harmed if we are unable to retain or hire key personnel or if our existing personnel were harmed by COVID-19.
Our future success and ability to maintain a technology leadership position depends upon our ability to recruit and retain key management, engineering, technical, sales and marketing, and support personnel as well as to maintain the health of our personnel during a pandemic, including the COVID-19 pandemic. The supply of highly qualified individuals with technological and creative skills, in particular engineers, in specialized areas with the expertise to develop new products and enhancements for our current products, and provide reliable product maintenance, or salespeople with industry expertise, is limited. Competition for people with the specialized technical skills we require is significant. None of our officers or key employees is bound by an employment agreement for any specific term. If we fail to attract new personnel or to retain and motivate our current personnel, the development and introduction of new products could be delayed, our ability to market, sell, or support our products could be impaired, and our business, results of operations and future growth prospects could suffer. There can be no assurance that others will not develop technologies that are similar or superior to our technology, or that we will not lose the services of employees due to COVID-19.
A number of our team members are foreign nationals who rely on visas and entry permits in order to legally work in the U.S. and other countries. In recent years, the U.S. has increased the level of scrutiny in granting H-1B, L-1 and other business visas. Compliance with new and unexpected U.S. immigration and labor laws could also require us to incur additional unexpected labor costs and expenses or could restrain our ability to retain and attract skilled professionals. Additionally, pandemics, such as the COVID-19 pandemic, may interfere with our ability to hire or retain personnel. Any of these restrictions could have a material adverse effect on our business, results of operations and financial conditions.
Legal, Regulatory, and Compliance Risks
We are a party to lawsuits, investigations, and other disputes.
We have been named a party to litigation involving employment matters, commercial transactions, patent infringement, copyrights, trademarks, and other rights to technologies and related standards that are relevant to our products, as well as governmental claims, and securities laws, and we may be named in additional litigation. For example, certain U.S. governmental agencies previously conducted investigations into possible violations by us of the U.S. Foreign Corrupt Practices Act, or the FCPA, which ultimately resulted in us entering into a settlement with the SEC that involved making a payment of $11.8 million in August 2019. The asserted claims and/or initiated litigation may include claims against us or our manufacturers, suppliers, partners, or customers, alleging that our products or services infringe proprietary rights. The expense of initiating and defending, and in some cases settling, such litigation and investigations may be costly, and may cause us to suffer reputational harm, divert management’s attention from day-to-day operations of our business, and may require us to implement certain remedial measures that could disrupt our business and operations. In addition, if we fail to comply with the terms of any settlement agreement, we could face more substantial penalties. An unfavorable resolution of one or more of these matters could have a material adverse effect on our business, results of operations, financial condition or cash flows.
Further, increased patent litigation brought by non-practicing entities may result, and in some cases has resulted, in our customers requesting or requiring us to absorb a portion of the costs of such litigation or providing broader indemnification for litigation, each of which could increase our expenses and negatively affect our business, financial condition, and results of operations. Regardless of the merit of these claims, they may require us to develop non-infringing technologies, enter into license agreements, or cease engaging in certain activities or offering certain products or services. Furthermore, even arguably unmeritorious claims may be settled at significant costs to us because of the potential for high awards of damages or injunctive relief.
If any infringement or other intellectual property claim made against us or anyone we are required to indemnify is successful and we are required to pay significant monetary awards or damages to settle litigation, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers, or we fail to develop non-infringing technology and we incorporate infringing technology in our products, our business, financial condition, and results of operations could be materially and adversely affected.
In addition, increased patent litigation brought against customers in recent years, may result, and in some cases has resulted, in customers requesting or requiring vendors to absorb a portion of the costs of such litigation or providing broader indemnification for litigation, each of which could increase our expenses and negatively affect our business, financial condition, and results of operations.
Non-standard contract terms with telecommunications, cable and cloud service provider companies and other large customers, could have an adverse effect on our business or impact the amount of revenues to be recognized.
Telecommunications, cable and cloud service provider companies, and other large companies, generally have greater purchasing power than smaller entities and often request and receive more favorable terms from suppliers. We may be required to agree to such terms and conditions, which may include terms that affect the timing of or our ability to recognize revenue, increase our costs, and have an adverse effect on our business, financial condition, and results of operations. Consolidation among such large customers can further increase their buying power and ability to require onerous terms from us.
In addition, other vendors may have promised but failed to deliver certain functionality to these types of customers and/or had products that caused problems or outages in their networks. As a result, these customers may request additional features from us and require substantial penalties for failure to deliver such features or for any network outages that may or may not have been caused by our products. If we are required to agree to these requests or incur penalties, the amount of revenue recognized from such sales may be negatively impacted and as a result, may negatively affect our business, financial condition and results of operations.
Regulation of our industry or those of our customers could harm our operating results and future prospects.
We are subject to laws and regulations affecting the sale of our products in a number of areas. For example, some governments have regulations prohibiting government entities from purchasing security products that do not meet country-specific safety, conformance or security certification criteria or in-country test requirements. Other regulations that may negatively impact our business include local content or local manufacturing requirements most commonly applicable for government, state-owned enterprise or regulated industry procurements. These types of regulations are in effect or under consideration in several jurisdictions where we do business.
The SEC requires us, as a public company who uses certain raw materials that are considered to be “conflict minerals” in our products, to report publicly on the extent to which “conflict minerals” are in our supply chain. As a provider of hardware end-products, we are several steps removed from the mining, smelting or refining of any conflict minerals. Accordingly, our ability to determine with certainty the origin and chain of custody of these raw materials is limited. Our relationships with customers and suppliers could suffer if we are unable to describe our products as “conflict-free.” We may also face increased costs in complying with conflict minerals disclosure requirements.
In addition, environmental laws and regulations relevant to electronic equipment manufacturing or operations, including laws and regulations governing the hazardous material content of our products and the collection of and recycling of electrical and electronic equipment, may adversely impact our business and financial condition. In particular, we face increasing complexity in our product design and procurement operations as we adjust to new and future requirements relating to the chemical and material composition of our products, their safe use, the energy consumption associated with those products, climate change laws, and regulations and product take-back legislation, which could require us to cease selling non-compliant products and to reengineer our products to use compliant components which could result in additional costs to us, disrupt our operations, and result in an adverse impact on our operating results. If we were to violate or become liable under environmental laws or if our products become non-compliant with environmental laws, our customers may refuse to purchase our products and we could incur substantial costs or face other sanctions, which may include restrictions on our products entering certain jurisdictions. The amount and timing of costs to comply with environmental laws are difficult to predict.
In addition, as a contractor and subcontractor to the U.S. government, we are subject to federal regulations pertaining to our IT systems which requires compliance with certain security and privacy controls. Failure to comply with these requirements could result in a loss of federal government business, subject us to claims or other remedies for non-compliance, or negatively impact our business, financial condition, and results of operations.
Moreover, our customers in the telecommunications industry may be subject to regulations and our business and financial condition could be adversely affected by changes in such regulations affecting our customers. Further, we could be affected by new laws or regulations on access to or commerce on IP networks in jurisdictions where we market our solutions. Regulations governing the range of services and business models that can be offered by service providers or cloud provider companies could adversely affect those customers’ needs for products. Also, many jurisdictions are evaluating or implementing regulations relating to cybersecurity, supply chain integrity, privacy and data protection, any of which can affect the market and requirements for networking and security equipment.
The adoption and implementation of additional regulations could reduce demand for our products, increase the cost of building and selling our products, result in product inventory write-offs, impact our ability to ship products into affected areas and recognize revenue in a timely manner, require us to spend significant time and expense to comply with, and subject us to fines and civil or criminal sanctions or claims if we were to violate or become liable under such regulations. Any of these impacts could have a material adverse effect on our business, financial condition, and results of operations.
Governmental regulations and economic sanctions affecting the import or export of products or affecting products containing encryption capabilities could negatively affect our revenues and operating results.
The U.S. and other governments have imposed restrictions on the import and export of, among other things, certain telecommunications products and components, particularly those that contain or use encryption technology. Most of our products are telecommunications products and contain or use encryption technology and, consequently, are subject to restrictions. The scope, nature, and severity of such controls vary widely across different countries and may change frequently over time.
In many cases, these government restrictions require a license prior to importing or exporting a good. Such licensing requirements can introduce delays into our operations as we must apply for the license and wait for government officials to process it; it is possible that lengthy delays will lead to the cancellation of orders by customers. Moreover, if we fail to obtain necessary licenses prior to importing or exporting covered goods, we can be subject to government sanctions, including monetary penalties. Government restrictions on the import or export of technology can restrict our ability to manufacture and sell our products, which can affect negatively our revenues and operating results.
In addition, the U.S. and other governments have especially broad sanctions and embargoes prohibiting provision of goods or services to certain countries, territories, sanctioned governments, businesses, and individuals. Some of these restrictions have been imposed not just to protect national security but also to protect domestic industries and to achieve political aims. We have implemented systems to detect and prevent sales into restricted countries or to prohibited entities or individuals, but there can be no assurance that our third party, downstream resellers and distributors will abide by these restrictions or have processes in place to ensure compliance.
Certain governments also impose special local content, certification, testing, source code review, escrow and governmental recovery of private encryption keys, or other cybersecurity feature requirements to protect network equipment and software procured by or for the government. Similar requirements also may be imposed in procurements by state owned entities or even private companies forming part of “critical network infrastructure” or supporting sensitive industries.
In recent years, U.S. government officials have had concerns with the security of products and services from certain telecommunications and video providers based in China. As a result, Congress has enacted bans on the use of certain Chinese-origin components or systems either in items sold to the U.S. government or in the internal networks of government contractors and subcontractors (even if those networks are not used for government-related projects). The U.S. government might also restrict or ban the use of certain Chinese-origin components and systems in next generation mobile communications networks (e.g. 5G). In November 2019, the U.S. Department of Commerce, or Commerce Department, proposed a rule that would subject to government review, the acquisition or use of information and communication technology, and goods and services from entities owned by, controlled by, or subject to the jurisdiction of a foreign adversary. The proposal would be retroactive and apply to transactions dating back to May 15, 2019. If implemented as proposed, the rule could subject acquisition of components, modules, other parts, and any services to lengthy government review processes. This would introduce significant uncertainty into our supply chain planning as we would not be certain which potential acquisitions the government would permit and which it would reject.
In addition, governments sometimes impose additional taxes on certain imported products. For example, the U.S. and Chinese governments each have imposed tariffs on certain products, including information and communication technology products originating from the other country, which resulted in a large portion of our products manufactured in China becoming subject to tariffs on importation into the U.S. Depending upon their duration and implementation, as well as our ability to mitigate their impact, these tariffs could materially affect our business, including in the form of increased cost of goods sold, increased pricing for customers, and reduced sales.
Governmental regulation of our IP networking, encryption technology and imports or exports, or our failure to obtain required import or export approval for our products, or related economic sanctions could harm our international and domestic sales and adversely affect our revenues and operating results. In addition, failure to comply with such regulations could result in harm to our reputation and ability to compete in international markets, penalties, costs, seizure of assets (including source code) and restrictions on import or export privileges or adversely affect sales to government agencies or government-funded projects.
Our actual or perceived failure to adequately protect personal data could adversely affect our business, financial condition, and results of operations.
A wide variety of provincial, state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, extensive, complex, and include inconsistencies and uncertainties. Compliance with these laws and regulations can be costly and can delay or impede the development and offering of new products and services. Examples of recent and anticipated developments that have or could impact our business include the following:
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The General Data Protection Regulation, which became effective in May 2018, imposes more stringent data protection requirements, and provides significantly greater penalties for noncompliance, than the EU laws that previously applied.

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In July 2020, the Court of Justice of the European Union released a decision in the Schrems II case (Data Protection Commission v. Facebook Ireland, Schrems), declaring the EU-U.S. Privacy Shield invalid and calling into question data transfers carried out under the European Commission’s Standard Contractual Clauses. As a result of the decision, we may face additional scrutiny from EU regulators in relation to the transfer of personal data from the EU to the U.S. Noncompliance with the GDPR can trigger fines of up to the greater of €20 million or 4% of global annual revenues.

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Data protection legislation is also becoming increasingly common in the U.S. at both the federal and state level. The California Consumer Privacy Act (“CCPA”), which became effective and enforceable in 2020 requires, among other things, covered companies to provide new disclosures to California consumers, gives California residents expanded rights to access their personal information that has been collected and allows such consumers new abilities to opt-out of certain sales of personal information sharing, receive detailed information about how their personal information is used, and require deletion of their personal information. The effects of the CCPA and other similar laws may require us to modify our data processing practices and policies and to incur substantial costs and expenses to comply. The CCPA also provides for civil penalties for violations, as well as a private right of action for data breaches that may increase the frequency and cost associated with data breach litigation.

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The Federal Trade Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of data. In addition, we may be or become subject to data localization laws mandating that data collected in a foreign country be processed and stored within that country.

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Both U.S. and non-U.S. governments are considering regulating artificial intelligence and machine learning.

Our actual or perceived failure to comply with applicable laws and regulations or other obligations to which we may be subject relating to personal data, or to protect personal data from unauthorized access, use, or other processing, could result in enforcement actions and regulatory investigations against us, claims for damages by customers and other affected individuals, fines, damage to our reputation, and loss of goodwill, any of which could have a material adverse effect on our operations, financial performance, and business. Further, evolving and changing definitions of personal data and personal information, within the EU, the U.S., U.K., and elsewhere, including the classification of IP addresses, machine identification information, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting business relationships and partnerships that may involve the sharing or uses of data, and may require significant costs, resources, and efforts in order to comply.
Financial Risks
Our financial condition and results of operations could suffer if there is an impairment of goodwill or purchased intangible assets.
As of September 30, 2020, our goodwill was $3,337.1 million, and our purchased intangible assets were $151.9 million. We are required to test intangible assets with indefinite lives, including goodwill, annually or, in certain instances, more frequently, and may be required to record impairment charges, which would reduce any earnings or increase any loss for the period in which the impairment was determined to have occurred. Our goodwill impairment analysis is sensitive to changes in key assumptions used in our analysis. If the assumptions used in our analysis are not realized, it is possible that an impairment charge may need to be recorded in the future. We cannot accurately predict the amount and timing of any impairment of goodwill or other intangible assets. However, any such impairment would have an adverse effect on our results of operations.
Changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results.
Our future effective tax rates and the amount of our taxable income could be subject to volatility or adversely affected by the following: earnings being lower than anticipated in countries where we have lower statutory rates and higher than anticipated earnings in countries where we have higher statutory rates; changes in the valuation of our deferred tax assets and liabilities; expiration of, or lapses in, the R&D tax credit laws applicable to us; transfer pricing adjustments related to certain acquisitions, including the license of acquired intangibles under our intercompany R&D cost sharing arrangement; costs related to intercompany restructuring; tax effects of share-based compensation; challenges to our methodologies for valuing developed technology or intercompany arrangements; limitations on the deductibility of net interest expense; or changes in tax laws, regulations, accounting principles, or interpretations thereof. In addition, the Tax Act made significant changes to the taxation of U.S. business entities, which included a reduction to the federal corporate income tax rate, the current taxation of certain foreign earnings, the imposition of base-erosion prevention measures which may limit the deduction of certain transfer pricing payments, and possible limitations on the deductibility of net interest expense or corporate debt obligations. Our future effective tax rate may be impacted by changes in interpretation of the regulations, as well as additional legislation and guidance regarding the Tax Act.
Furthermore, on October 5, 2015, the Organisation for Economic Co-operation and Development, an international association of 37 countries including the U.S., published final proposals under its Base Erosion and Profit Shifting, or BEPS, Action Plan. The BEPS Action Plan includes fifteen Actions to address BEPS in a comprehensive manner and represents a significant change to the international corporate tax landscape. These proposals, as adopted by countries, may increase tax uncertainty and adversely affect our provision for income taxes.
In addition, we are generally subject to the continuous examination of our income tax returns by the Internal Revenue Service, and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes, but the determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment by management, and there are transactions where the ultimate tax determination is uncertain. Although we believe that our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our consolidated financial statements and may materially affect our financial results in the period or periods for which such determination is made.

We are subject to risks arising from our international operations, which may adversely affect our business, financial condition, and results of operations.
We derive a substantial portion of our revenues from our international operations, and we plan to continue expanding our business in international markets. We conduct significant sales and customer support operations directly and indirectly through our distributors and value-added resellers in countries throughout the world and depend on the operations of our contract manufacturers and suppliers that are located outside of the U.S. In addition, a portion of our R&D and our general and administrative operations are conducted outside the U.S. As a result of our international operations, we are affected by economic, business regulatory, social, and political conditions in foreign countries, including the following:
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changes in general IT spending;

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the impact of the recent COVID-19 pandemic, and any other adverse public health developments, epidemic disease or other pandemic in the countries in which we operate or where our customers are located;

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the imposition of government controls, inclusive of critical infrastructure protection;

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changes in trade controls, economic sanctions, or other international trade regulations, which may affect our ability to import or export our products to or from various countries;

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laws that restrict sales of products that are developed, manufactured, or incorporate components or assemblies from certain countries to specific customers (e.g., U.S. federal government departments and agencies) and industry segments, or for particular uses or more generally;

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varying and potentially conflicting laws and regulations, changes in laws and interpretation of laws, misappropriation of intellectual property and reduced intellectual property protection;

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political uncertainty, including demonstrations, that could have an impact on product delivery;

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fluctuations in local economies;

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fluctuations in currency exchange rates (see Quantitative and Qualitative Disclosures about Market Risk for more information);

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tax policies, treaties or laws that could have an unfavorable business impact;

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the negotiation and implementation of free trade agreements between the U.S. and other nations;

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data privacy rules and other regulations that affect cross border data flow; and

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theft or unauthorized use or publication of our intellectual property and other confidential business information.

Any or all of these factors has or could have an adverse impact on our business, financial condition, and results of operations.
In addition, the U.K.’s formal exit from the EU on January 31, 2020, commonly referred to as Brexit, has caused, and may continue to cause, uncertainty in the global markets. The consequences for the economies of the U.K. and EU member states as a result of the U.K.’s withdrawal from the EU remain unknown and unpredictable. Any impact from Brexit on the Company will depend, in part, on the outcome of tariff, trade and other negotiations. For example, changes to the way service providers conduct business and transmit data between the U.K. and the EU could require us to make changes to the way we handle customer data. Nevertheless, because we conduct business in the EU and the U.K., any of the effects of Brexit, including labor policies, financial planning, product manufacturing, product distribution, and those effects we cannot anticipate, could have a material adverse effect on our business, business opportunities, operating results, financial condition and cash flows.
Moreover, local laws and customs in many countries differ significantly from or conflict with those in the U.S. or in other countries in which we operate. In many foreign countries, it is common for others to engage in business practices that are prohibited by our internal policies and procedures or U.S. regulations applicable to us. There can be no assurance that our employees, contractors, channel partners, and agents will not take actions in violation of our policies and procedures, which are designed to ensure compliance with

U.S. and foreign laws and policies. Violations of laws or key control policies by our employees, contractors, channel partners, or agents could result in termination of our relationship, financial reporting problems, fines, and/or penalties for us, or prohibition on the importation or exportation of our products and could have a material adverse effect on our business, financial condition and results of operations.
There are risks associated with our outstanding and future indebtedness.
As of September 30, 2020, we had $1,700.0 million in aggregate principal amount of senior notes, which we refer to collectively as the Notes. In April 2019, we entered into a new credit agreement (the “Credit Agreement”) with certain institutional lenders that provides for a five-year $500.0 million unsecured revolving credit facility (the “Revolving Credit Facility”).
We may not be able to generate sufficient cash flow to enable us to satisfy our expenses, make anticipated capital expenditures or service our indebtedness, including the notes and the notes offered hereby. Our ability to pay our expenses, satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures is dependent upon our future performance and other factors discussed in this section. However, there can be no assurance that we will be able to manage any of these risks successfully.
The indenture that governs the Notes and will govern the notes offered hereby contain various covenants that limit our ability and the ability of our subsidiaries to, among other things: incur liens, incur sale and leaseback transactions, and consolidate or merge with or into, or sell substantially all of our assets to another person. Further, the Credit Agreement contains two financial covenants along with customary affirmative and negative covenants that include the following:
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maintenance of a leverage ratio no greater than 3.0x (provided that if a material acquisition has been consummated, we are permitted to maintain a leverage ratio no greater than 3.5x for up to four quarters) and an interest coverage ratio no less than 3.0x; and

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covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens, merge or consolidate, dispose of all or substantially all of its assets, change their accounting or reporting policies, change their business and incur subsidiary indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.

As a result of these covenants, we are limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. In addition, under applicable U.S. tax laws and regulations, there are limitations on the deductibility of net business interest expenses. As a result, if our taxable income were to decline, we may not be able to fully deduct our net interest expense, which could have a material impact on our business.
Further, we receive debt ratings from the major credit rating agencies in the U.S. Factors that influence our credit ratings include financial strength as well as transparency with rating agencies and timeliness of financial reporting. There can be no assurance that we will be able to maintain our credit ratings and failure to do so could adversely affect our cost of funds and related margins, liquidity, competitive position and access to capital markets.
Our investments are subject to risks, which may cause losses and affect the liquidity of these investments.
We have substantial investments in asset-backed securities, certificates of deposit, commercial paper, corporate debt securities, foreign government debt securities, money market funds, mutual funds, time deposits, U.S. government agency securities, and U.S. government securities. We also have investments in privately-held companies. Certain of our investments are subject to general credit, liquidity, market, sovereign debt, and interest rate risks. Our future investment income may fall short of expectations due to changes in interest rates or if the decline in fair value related to creditworthiness of our publicly traded debt investments is judged to be material. In addition, should financial market conditions worsen in the future, investments in some financial instruments may be subject to risks arising from market liquidity and credit concerns, which could have a material adverse effect on our liquidity, financial condition, and results of operations.

Changes in the method of determining the London Interbank Offered Rate, or LIBOR, or the replacement of LIBOR with an alternative reference rate, may adversely affect our current or future indebtedness.
Certain of our financial obligations and instruments, including our Revolving Credit Facility, accounts receivable finance programs, and floating rate notes that we have invested in, as well as interest rate derivatives that we use as fair value and cash flow hedges, are or may be made at variable interest rates that use LIBOR (or metrics derived from or related to LIBOR) as a benchmark for establishing the interest rate. In 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. If LIBOR ceases to exist, we may need to renegotiate our debt arrangements that extend beyond 2021 that utilize LIBOR as a factor in determining the interest rate, which may negatively impact the terms of such indebtedness. Changes in market interest rates may influence our financing costs, returns on financial investments and the valuation of derivative contracts and could reduce our earnings and cash flows. In addition, the overall financial markets may be disrupted as a result of the phase out or replacement of LIBOR. Disruption in the financial markets could have an adverse effect on our financial position, results of operations, cash flows, and liquidity.
General Risk Factors
Failing to adequately evolve our financial and managerial control and reporting systems and processes, or any weaknesses in our internal controls may adversely affect investor perception, and our stock price.
We will need to continue to improve our financial and managerial control and our reporting systems and procedures to manage and grow our business effectively in the future. We are required to assess the effectiveness of our internal control over financial reporting annually and to disclose in our filing if such controls were unable to provide assurance that a material error would be prevented or detected in a timely manner. If in the future, our internal controls over financial reporting are determined to not be effective, resulting in a material weakness, investor perceptions regarding the reliability of our financial statements may be adversely affected which could cause a decline in the market price of our stock and otherwise negatively affect our liquidity and financial condition.
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum.
Our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the U.S. District Court for the District of Delaware) is the sole and exclusive forum for certain actions and proceedings as specified in our bylaws. The exclusive forum provisions in our bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our current or former directors, officers, or other employees, which may discourage such lawsuits against us and our current or former directors, officers, and other employees. Alternatively, if a court were to find the exclusive forum provisions contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material and adverse impact on our business.
Risks Relating to the Notes
The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.
The notes are exclusively our obligations and not those of our subsidiaries. We conduct a substantial portion of our operations through our subsidiaries. As a result, our ability to make payments on the notes will depend upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the notes.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. If our subsidiaries are unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the notes.
In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the notes to benefit indirectly from that distribution also will be subject to these prior claims. The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the notes would have any claims to those assets. At September 30, 2020, the aggregate amount of all debt and other liabilities of our consolidated subsidiaries that would structurally rank senior to the notes, including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles, was approximately $1,620.0 million. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.
The notes will be effectively junior to all of our secured indebtedness.
The notes will be effectively subordinated to any future secured debt we may incur to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.
Although we do not currently have outstanding any secured indebtedness for money borrowed, the indenture under which the notes will be issued does not preclude us from issuing secured debt. See the section of this prospectus supplement entitled “Description of the Notes — Certain Covenants.”
The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.
The indenture for the notes does not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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limit our subsidiaries’ ability to incur indebtedness, which could structurally rank senior to the notes;

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except to the extent of the limitation of liens covenant described in “Description of the Notes — Certain Covenants — Limitation on Liens,” limit our ability to incur substantial secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

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limit our ability to incur indebtedness that is equal in right of payment to the notes;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

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restrict our ability to repurchase or prepay our securities; or

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restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes does not contain protections in the event of a change in control, unless accompanied by certain ratings downgrades. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
As of September 30, 2020, we had $1,714.1 million in outstanding long-term debt and no outstanding short-term debt. As of September 30, 2020, we had $1,700.0 million in principal amount of senior unsecured indebtedness outstanding, and we intend to use the net proceeds of this offering, together with available cash, to repurchase or redeem any and all of our outstanding 4.500% Notes and 4.350% Notes, of which an aggregate of $800,000,000 in principal amount was outstanding as of November 30, 2020. We may not be able to generate sufficient cash flow to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.
We are permitted to incur more debt, which may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.
The indenture governing the notes does not limit the amount of additional debt that we may incur. If we incur additional debt, however, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.
You may be unable to sell the notes because there is no public trading market for the notes.
The notes of each series are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes at a price equal to or above their purchase price, or at all. Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in each series of notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes of each series may not develop or any such market may not have sufficient liquidity. Accordingly, we cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include the:
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propensity of existing holders to trade their positions in the applicable series of notes;

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time remaining to the maturity of the applicable series of notes;

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outstanding amount of such series notes;

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redemption or repurchase of a portion of one or more series of notes; and

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level, direction and volatility of market interest rates generally.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of each series of notes in any secondary market will be affected by the supply and demand for such notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.
U.S. interest rates.   We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes may decrease.
Our credit rating, financial condition and results.   Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes.
We want you to understand that the impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.
Ratings of the notes may change after issuance and affect the market price and marketability of the notes.
We currently expect that, prior to issuance, the notes will be rated by one or more ratings agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions or regulatory action taken against us. Any lowering, suspension or withdrawal of such ratings with respect to a series of notes or the anticipation of such changes may have an adverse effect on the market price or marketability of such notes. In addition, any decline in the ratings of a series of notes may make it more difficult for us to raise capital on acceptable terms.
The notes contain restrictive covenants that may adversely affect our ability to operate our business.
The indenture that will govern the notes and that governs our existing senior notes contains various covenants that limit our ability and the ability of our subsidiaries to, among other things:
•
incur liens;

•
incur sale and leaseback transactions; and

•
consolidate or merge with or into, or sell substantially all of our assets to, another person.

As a result of these covenants, we are limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully operate our business. A failure to comply with these restrictions could lead to an event of default, which could result in an acceleration of the indebtedness. Our future operating results may not be sufficient to enable compliance with these covenants to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes and our existing senior notes. See “Description of the Notes — Certain Covenants.”
The negative covenants in the indenture that governs the notes may have a limited effect.
The indenture governing the notes contains covenants limiting our ability and our subsidiaries’ ability to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person. The limitation on liens and limitation on sale and leaseback transactions covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of the Notes — Certain Covenants” in this prospectus supplement. In light of these exceptions and other factors described above, holders of the notes may be structurally or contractually subordinated to new lenders.
We may not be able to repurchase all of the notes upon a change of control repurchase event.
As described under “Description of the Notes — Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase all notes of a series upon the occurrence of a change of control repurchase event with respect to such series of notes. We may not have sufficient funds to repurchase such notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.
The provisions in the indenture that governs the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.
The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably, that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the applicable notes, following which such notes are no longer rated “investment grade.” Except as described under “Description of the Notes — Purchase of Notes upon a Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.
You may not be able to determine when a change of control repurchase event has occurred.
The definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes of either series prior to maturity, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $792.4 million after deducting the underwriting discount and estimated expenses payable by us. We will use the net proceeds from the sale of the notes offered by this prospectus supplement, together with available cash, to fund (i) the purchase of all 4.500% Notes and 4.350% Notes accepted in the Tender Offer and (ii) the Existing Notes Redemption, including the payment of all premiums, accrued interest and costs and expenses in connection with the Tender Offer and the Existing Notes Redemption. Our 4.500% Notes bear interest of 4.500% annually and mature on March 15, 2024, and our 4.350% Notes bear interest of 4.350% annually and mature on June 15, 2025, in each case unless earlier redeemed or repurchased.
Certain of the underwriters and/or their affiliates own a portion of the 4.500% Notes and the 4.350% Notes, and will receive a portion of the net proceeds of this offering upon the tender or redemption of such notes in the Tender Offer or Existing Notes Redemption, as applicable.

CAPITALIZATION
The following table sets forth our consolidated cash, cash equivalents and short-term investments and our capitalization as of September 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the issuance of the notes offered hereby and the application of net proceeds (after deduction of estimated offering expenses) therefrom, together with available cash, to purchase or redeem any and all of our outstanding 4.500% Notes and 4.350% Notes as described under “Use of Proceeds.”

You should read this information together with our audited consolidated financial statements and related notes and our unaudited condensed consolidated financial statements and related notes for the three and nine months ended and as of September 30, 2020, which are incorporated by reference in this prospectus supplement.
	As of September 30, 2020
(In millions, except par value)	Actual	As Adjusted
Cash, cash equivalents, and short-term investments	$1,840.8	$1,833.0(1)
Long-term and short-term debt
4.500% Senior Notes due 2024	$500.0	$—
4.350% Senior Notes due 2025	300.0	—
3.750% Senior Notes due 2029	500.0	500.00
5.950% Senior Notes due 2041	400.0	400.00
1.200% Senior Notes due 2025 offered hereby	—	400.00
2.000% Senior Notes due 2030 offered hereby	—	400.00
Revolving credit facility	—	—
Unaccreted discount and debt issuance costs	(11.8)	(14.7)
Hedge accounting fair value adjustments(2)	25.9	25.9
Other long-term debt	—	—
Total long-term and short-term debt	$1,714.1	$1,711.2
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value, 10.0 shares authorized; none issued and outstanding	—	—
Common stock, $0.00001 par value, 1,000.0 shares authorized; 329.3 shares issued and outstanding	—	—
Additional paid-in capital	7,214.8	7,214.8
Accumulated other comprehensive income	15.2	15.2
Accumulated deficit	(2,669.2)	(2,669.2)
Total stockholders’ equity	4,560.8	4,560.8
Total capitalization	$6,274.9	$6,272.0

(1)
The as adjusted amount reflects the receipt of $792.4 of estimated net proceeds from this offering, after deducting underwriting discounts and estimated expenses payable by us, and the expected application of such net proceeds, together with cash on hand, to purchase or redeem any and all of our outstanding 4.500% Notes and 4.350% Notes. The as adjusted amount does not reflect any premium and accrued interest payable by us in the Tender Offer or to redeem outstanding 4.500% Notes and 4.350% Notes. The 4.500% Notes mature on March 15, 2024 and the 4.350% Notes mature on June 15, 2025 unless earlier redeemed or purchased and are classified as long-term debt on our consolidated balance sheet.

(2)
Represents the fair value adjustments for interest rate swaps with an aggregate notional amount of $300.0 million designated as fair value hedges of our fixed-rate 5.950% Senior Notes due 2041. See Note 4, Derivative Instruments, to our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2020 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for a discussion of the Company’s interest rate swaps.

DESCRIPTION OF THE NOTES
We will issue each series of notes as separate series of debt securities as defined in the accompanying prospectus. The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities under the heading “Description of the Debt Securities” in the accompanying prospectus. Both series of notes are to be issued under an indenture, dated as of March 3, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “base indenture”) and a supplemental indenture to be dated as of the date the notes are issued (together with the base indenture, the “indenture”). The following summary of the provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Wherever particular provisions or defined terms of the indenture or form of note are referred to, these provisions or defined terms are incorporated in this prospectus supplement by reference. You may request a copy of the indenture from us as set forth in “Documents Incorporated by Reference.” We urge you to read the indenture (including the form of note contained therein) because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Juniper Networks, Inc. and not to our subsidiaries.
General
The notes will have the following basic terms:
•
the notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt obligations, including our 4.500% Senior Notes due 2024, 4.350% Senior Notes due 2025, 3.750% Senior Notes due 2029 and 5.950% Senior Notes due 2041 (collectively, the “existing notes”) and our revolving credit facility. As of September 30, 2020, we had $1,700.0 million in aggregate principal amount of senior unsecured indebtedness outstanding.

•
the notes will effectively rank junior to all liabilities of our subsidiaries. As of September 30, 2020, our subsidiaries had $1,620.0 million of outstanding liabilities, including trade payables but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles (“GAAP”);

•
the 2025 notes initially will be limited to $400,000,000 aggregate principal amount (subject to our right to issue additional notes as described under “— Further Issuances” below);

•
the 2030 notes initially will be limited to $400,000,000 aggregate principal amount (subject to our right to issue additional notes as described under “— Further Issuances” below);

•
the 2025 notes will accrue interest at a rate of 1.200% per year;

•
the 2030 notes will accrue interest at a rate of 2.000% per year;

•
the 2025 notes will mature on December 10, 2025 unless redeemed or repurchased prior to that date;

•
the 2030 notes will mature on December 10, 2030 unless redeemed or repurchased prior to that date;

•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on June 10 and December 10 of each year, beginning on June 10, 2021;

•
interest on the notes will be paid to the person in whose name that note is registered at the close of business on May 27 or November 26, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months;

•
if any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by us) are authorized or obligated by law or executive order to close;
•
we may redeem the notes of each series, in whole or in part, at any time at our option as described under “— Optional Redemption” below;

•
we may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of Notes upon a Change of Control Repurchase Event” below;

•
the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
the notes of each series will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “— Book-entry; Delivery and Form; Global Notes” below);

•
the notes will be exchangeable and transferable at an office or agency maintained for such purposes (which initially will be the corporate trust office of the trustee);

•
the notes will not be subject to any sinking fund; and

•
we may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

References herein to “the notes” refer to our 1.200% Senior Notes due 2025 and our 2.000% Senior Notes due 2030 offered hereby.
Ranking
The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations, including the existing notes and our revolving credit facility. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.
As of September 30, 2020, we had $1,700.0 million in aggregate principal amount of senior unsecured indebtedness outstanding. We intend to use the net proceeds from this offering, together with available cash, to fund (i) the purchase of all 4.500% Notes and 4.350% Notes accepted in the Tender Offer and (ii) the Existing Notes Redemption, including the payment of all premiums, accrued interest and costs and expenses in connection with the Tender Offer and the Existing Notes Redemption. See “Use of Proceeds.”
Further Issuances
We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the applicable series of notes offered hereby in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

Optional Redemption
We may redeem the 2025 notes, either in whole or in part, at any time prior to the maturity date of the 2025 notes, and we may redeem the 2030 notes, either in whole or in part, at any time prior to the maturity date of the 2030 notes.
Upon any optional redemption prior to the Par Call Date for the applicable series of notes, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:
•
100% of the aggregate principal amount of the notes to be redeemed; or

•
the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points for the 2025 notes and 20 basis points for the 2030 notes.
Upon any redemption on or after the Par Call Date for the applicable series of notes, we will pay a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.
The following terms are relevant to the determination of the redemption price:
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable notes to be redeemed (assuming, for this purpose, that such notes mature on the Par Call Date for such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for this purpose, that such notes mature on the Par Call Date for such series).
“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as Independent Investment Banker from time to time.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and two other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by us.
“Par Call Date” means, with respect to the 2025 notes, November 10, 2025 (the date that is one month prior to the maturity date of the 2025 notes), and, with respect to the 2030 notes, September 10, 2030 (the date that is three months prior to the maturity date of the 2030 notes).
“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming, for this purpose, that such note matures on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, we will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.
Notice of any redemption will be electronically delivered or mailed at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. In the event that we choose to redeem less than all of the notes of a series, selection of the notes for redemption will be made in accordance with the procedures of the depositary. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of notes, or portions thereof, called for redemption.
Purchase of Notes upon a Change of Control Repurchase Event
If a change of control repurchase event occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above under “— Optional Redemption,” we will be required to make an offer to each holder of the applicable notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes of such series, at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase.
Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will electronically deliver or mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is electronically delivered or mailed (the “Change of Control Payment Date”). The notice shall, if electronically delivered or mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.
On the repurchase date following a change of control repurchase event, we will, to the extent lawful:
(1)
accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)
deposit with the paying agent an amount equal to the change of control payment in respect of all the notes or portions of the notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased.

The paying agent will promptly deliver to each holder of notes properly tendered the payment for the notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.
We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 95% in aggregate principal amount of the applicable outstanding series of notes validly tender and do not withdraw such notes in an offer to repurchase the notes upon a change of control repurchase event and we, or any third party making an offer to repurchase the notes upon a change of control repurchase event in lieu of us, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between us and the underwriters. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or the credit ratings of the notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
The phrase “all or substantially all,” as used with respect to our assets and subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of our assets and the assets of our subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear. In addition, it should be noted that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to clause (4) of the definition of “change of control,” if the outgoing directors were to approve the new directors (without endorsing them or while simultaneously recommending and endorsing its own slate) for the purpose of such change of control clause as long as the approval was made in good faith, in accordance with the board of directors’ fiduciary duties.
We may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our future debt instruments. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase all of the notes upon a change of control repurchase event.”
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (4) the first day on which a majority of the members of our board of directors cease to be continuing directors; or (5) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or parent entity thereof immediately after giving effect to such transaction. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of another person and (b) immediately following that transaction, a majority of voting stock of such person is held by the direct or indirect holders of our voting stock immediately prior to such transaction and in substantially the same proportion as immediately prior to such transaction.
“change of control repurchase event” means the occurrence of both a change of control and a ratings event.
“continuing directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to our board of directors with the approval (either by specific vote or by approval by our board of directors in our proxy statement in which such member was named as a nominee for election as a director without objection by our board of directors to such nomination) of a majority of the continuing directors who were members of our board of directors at the time of such nomination, election or appointment.
“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc.
“rating agency” means, with respect to a series of notes, (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate such notes or fails to make a rating of such notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors or authorized committee thereof) as a replacement agency for Moody’s or S&P, or both, as the case may be.
“rating category” means (i) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (ii) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Moody’s or S&P used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (1, 2 and 3 for Moody’s; + and - for S&P; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).
“ratings event” means, with respect to a series of notes, the occurrence of the events described in (a) or (b) below during the period commencing on the date of our first public announcement of any change of control (or pending change of control) (the “rating date”) and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the applicable series of notes is rated by both rating agencies on the rating date as investment grade, the rating of such notes shall be reduced so that such notes are rated below investment grade by both rating agencies or (b) in the event the applicable series of notes (1) is rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of such notes by such rating agency rating such notes as investment grade shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that such notes are then rated below investment grade by both rating agencies or (2) is rated below investment grade by both rating agencies on the rating date, the rating of such notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Except as set forth below, neither we nor any of our subsidiaries will be restricted by the indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “— Purchase of Notes upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent provided under “— Purchase of Notes upon a Change of Control Repurchase Event.”
The indenture will contain the following principal covenants. Capitalized terms used in this subsection (“— Certain Covenants”) are defined below under “— Certain Definitions.”
Limitation on Liens
We will not incur, nor will we permit any of our wholly owned U.S. subsidiaries to incur, any Liens upon any property of ours or any of our wholly owned U.S. subsidiaries, whether now owned or hereafter created or acquired, in order to secure indebtedness of us or any of our wholly owned U.S. subsidiaries, in each case, unless prior to or at the same time, the notes are equally and ratably secured with such secured indebtedness until such time as such indebtedness is no longer secured by such Lien.
The foregoing restriction does not apply to:
(1)
Liens on property or indebtedness existing with respect to any person at the time such person becomes our subsidiary or a subsidiary of any of our subsidiaries, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)
Liens on property or indebtedness existing at the time of acquisition by us or any of our subsidiaries or a subsidiary of any of our subsidiaries of such property or indebtedness (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property or indebtedness to secure the payment of all or any part of the purchase price of such property or indebtedness, or Liens on property or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the latest of the acquisition of such property or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3)
Liens securing our indebtedness or the indebtedness of any of our subsidiaries owing to us or any of our subsidiaries;

(4)
Liens existing on the date of the initial issuance of the notes (other than any additional notes);

(5)
Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, other disposition or other such transaction;

(6)
Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)
Liens created to secure the notes;

(8)
Liens imposed by law or arising by operation of law, including, without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business, in each case for sums not yet overdue by more than 60 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)
Liens for taxes, assessments or other governmental charges or levies on property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)
Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds and other obligations of a like nature;

(11)
Permitted Liens; or

(12)
any extensions, renewals or replacements of any Lien referred to in clauses (1) through (11) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (11) shall not extend to or cover any of our property or the property of any of our subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned U.S. subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (12) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien. We and our wholly owned U.S. subsidiaries may also, without equally and ratably securing the notes, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.
Limitation on Sale and Leaseback Transactions
We will not, nor will we permit any of our wholly owned U.S. subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:
(1)
such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);

(2)
such transaction was for the sale and leasing back to us or any of our wholly owned U.S. subsidiaries of any property by one of our subsidiaries;

(3)
such transaction involves a lease for not more than three years (or which may be terminated by us or our subsidiaries within a period of not more than three years);

(4)
we would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “— Limitation on Liens” covenant described above;

(5)
such transaction was for the sale and leasing back to us or any of our subsidiaries of the Sunnyvale Campus; or

(6)
we apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 12 months before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver debt securities (which may include the notes) to the applicable trustee for cancellation, such debt securities to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our wholly owned U.S. subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions (not including attributable debt permitted under clauses (1) through (6) of the preceding paragraph), together with all indebtedness outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, does not exceed 15% of Consolidated Total Assets calculated as of the closing date of the sale and leaseback transaction.
Merger, Consolidation or Sales of Assets
Under the terms of the indenture, we may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, provided that:
(1)
we are the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of or leases the assets is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, all of our obligations under the notes and the indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

(3)
we or the continuing entity deliver to the trustee an officer’s certificate and legal opinion stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of us under the indenture and we will be released from all obligations and covenants under the indenture and notes; provided that, in the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the indenture and the notes.
Events of Default
Each of the following is an “event of default” under the indenture with respect to each series of notes:
(1)
a failure to pay principal of or premium, if any, on any note of such series, when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a failure to pay interest on any note of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us to comply with any covenant relating to the notes of such series, and the failure to comply continues for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding notes of that series;

(4)
a failure by us to repurchase notes of such series tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “Purchase of Notes upon a Change of Control Repurchase Event;”

(5)
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(6)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

If an event of default with respect to a series of notes occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series, may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on the applicable notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving us, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of notes. At any time after a declaration of acceleration with respect to a series of notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes, have been cured or waived as provided in the indenture. The holders of a majority in aggregate principal amount of the outstanding notes of such series also have the right to waive past defaults, other than the nonpayment of principal or interest, if any, on any such outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable notes.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.
No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to such series of notes;

•
the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee; and

•
the trustee has not instituted the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series, a direction inconsistent with that request and has failed to institute the proceeding within the preceding 60 days.

Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the notes of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such notes.
We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Certain Definitions
The indenture contains the following defined terms:
“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of:
(1)
the fair value of the assets subject to such a transaction (as determined in good faith by our board of directors); and

(2)
the present value (discounted at a rate per annum equal to the average interest borne by all the outstanding notes issued under the indenture determined on a weighted-average basis and compounded semi-annually) of the obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the term of the related lease. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (ii) the present value assuming no such termination.

“Consolidated Subsidiary” means as of the time of determination and with respect to any person, any subsidiary of that person whose financial data is, in accordance with GAAP, reflected in that person’s consolidated financial statements.
“Consolidated Total Assets” means, as of the time of determination, total assets of us and our Consolidated Subsidiaries as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto pursuant to the Exchange Act filed by us prior to the time as of which “Consolidated Total Assets” is being determined or, if we are not required to so file, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof

(in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:
(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“incur” means issue, incur, create, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Lien” means any lien, security interest, pledge, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our direct or indirect subsidiaries or (2) the financing of a project involving the development or expansion of our properties or any of our direct or indirect subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our direct or indirect subsidiaries or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Permitted Liens” means:
(1)
Liens securing Hedging Obligations designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(2)
Liens in favor of customs and revenue authorities or financial institutions in respect of customs duties in connection with the importation of goods;

(3)
Liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(4)
Liens of any landlord on fixtures located on premises leased by us or a subsidiary, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(5)
easements, zoning restrictions, building restrictions, rights-of-way and similar encumbrances or charges on real property imposed by law or arising in the ordinary course of business that are of a nature generally existing with respect to properties of a similar character;

(6)
Liens in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege Liens and Liens in connection with good faith bids, tenders and deposits;

(7)
Liens arising under consignment or similar arrangements for the sale of goods;

(8)
Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or deposits to secure our public or statutory obligations, or deposits for the payment of rent;
(9)
judgment Liens not giving rise to a default or event of default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(10)
Liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(11)
Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other property relating to such letters of credit and proceeds thereof;

(12)
Liens in connection with the acquisition, development or financing of the Sunnyvale Campus incurred within 36 months of the date of the initial issuance of the notes;

(13)
Liens in favor of us or any of our wholly owned U.S. subsidiaries; and

(14)
customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Sunnyvale Campus” means the land, improvements, buildings and fixtures (including any leasehold interest therein) with respect to the Company’s campus to be located in Sunnyvale, California on real property owned by the Company on the issue date of the notes or any subsequently acquired contiguous or related real property.
“U.S. subsidiary” means any subsidiary that is organized under the laws of the United States or any state thereof or the District of Columbia.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes of a series are no longer represented by one or more global notes, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of such notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-entry; Delivery and Form; Global Notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of notes to be redeemed.
The registered holder of a note will be treated as the owner of that note for all purposes.
All amounts of principal of and premium, if any, and interest on notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.
Same-day Settlement and Payment
The notes of each series will trade in the same-day funds settlement system of DTC until their maturity or until we issue notes of such series in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in your notes.
Book-entry; Delivery and Form; Global Notes
General
Each series of notes will be issued in registered, global form, in minimum denominations of $2,000 with integral multiples of $1,000 thereof. Initially, each series of notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.
The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “— Depositary Procedures.”
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time. DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We and the trustee do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.
DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and to facilitate the clearance and settlement of transactions in those securities among DTC’s participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.
Pursuant to the procedures established by DTC:
•
upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•
ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.
Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes represented by such global notes as to which such participant or participants has or have given such direction.
Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Book-Entry Notes for Certificated Notes
The global notes of each series are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:
•
DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes of such series and we fail to appoint a successor depositary within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act; or

•
we notify the trustee in writing that we have elected to cause the issuance of certificated notes of such series under the indenture.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Payment and Paying Agents
Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue certificated notes in definitive form, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.
We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.
The trustee will be designated as our paying agent for payments on each series of notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Notices
Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.
The Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture which will govern each series of notes. The trustee’s current address is 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attn: Corporate Trust. The trustee is one of a number of banks with which we maintain ordinary banking relationships.
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, judicial decisions and other U.S. federal income tax authorities, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the applicable series of notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, partnerships and entities that are classified as partnerships for U.S. federal income tax purposes and partners or members of such partnerships or entities, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effects of the U.S. federal estate and gift tax laws or the effects of any applicable state, local or non-U.S. laws or tax treaties.
If a partnership (including for this purpose any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.
INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, STATE, LOCAL AND NON-U.S. LAWS, AND TAX TREATIES.
U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder. As used herein, the term “U.S. holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Additional Amounts
We may be required to make payments to holders of the notes in addition to payments of principal and stated interest upon a change of control repurchase event. We believe there is only a remote possibility that we would be required to make such additional payments and/or that any such additional payments, if made, would be an incidental amount. Therefore, we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments. Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If the IRS successfully asserted that the notes are subject to the contingent payment debt instrument rules, the timing, amount and character of income with respect to a note realized by a holder would be adversely different from those described below. The discussion herein assumes that the notes are not treated as contingent payment debt instruments.
Taxation of Interest
A U.S. holder will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with its regular method of tax accounting.
If the principal amount of the notes exceeds their issue price by a statutory de minimis amount or more, the notes will have original issue discount (“OID”) for U.S. federal income tax purposes equal to such excess. A U.S. holder will be required to include the OID in gross income (as ordinary income) periodically over the term of the notes on a constant yield to maturity basis, before receipt of any cash attributable to such income, and regardless of the U.S. holder’s regular method of tax accounting. The notes are not expected to be issued with OID, and the discussion herein assumes that the notes will not have OID.
Sale, Exchange, Redemption or Other Disposition of the Notes
A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition, including a satisfaction and discharge (as described in “Description of the Debt Securities — Satisfaction and discharge; defeasance” of the prospectus) within one year of maturity or redemption. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest, which will be taxed as described below) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by a U.S. holder on a disposition of the note will be long-term capital gain or loss if the holder has held the note for more than one year, or short-term capital gain or loss if the holder has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitation.
Non-U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder. A “non-U.S. holder” is a beneficial owner of the notes (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
Taxation of Interest
Subject to the discussion below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business,” payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30 percent (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus, subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Legislation and Guidance Relating to Foreign Accounts” regarding

FATCA, will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below. The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:
•
owns, actually or constructively, applying certain attribution rules, shares of our stock representing at least 10 percent of the total combined voting power of all classes of our stock entitled to vote;

•
is a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

•
is a “controlled foreign corporation,” within the meaning of Section 957(a) of the Code, that is related, directly or indirectly, to us through sufficient stock ownership.

In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10 percent of the corporation’s stock (by vote or value).
The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of an applicable income tax treaty and an exemption from backup withholding described below under “—  Backup Withholding and Information Reporting” apply only if the non-U.S. holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. In addition, a non-U.S. holder that is seeking a reduction in withholding pursuant to the terms of an applicable income tax treaty will need to certify on IRS Form W-8BEN or IRS Form W-8BEN-E that it is eligible for the benefits of such treaty.
Sale, Exchange, Redemption or Other Disposition of Notes
Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Non-U.S. Holders — Taxation of Interest” above). However, the gain would be subject to U.S. federal income tax if:
•
the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if required by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case it would be subject to tax as described below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business;” or

•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30 percent tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business
If any interest on the notes or gain from the sale, exchange, redemption or other disposition of the notes is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30 percent withholding, provided that the holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any applicable successor form, prior to the payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30 percent, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a correct taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24 percent.
Payments of interest to U.S. holders of notes and payments made to U.S. holders by a broker upon a sale of notes generally will be subject to information reporting, and generally will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements (for example, by submitting a property completed IRS Form W-9). If a sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.
We must report annually to the IRS the interest paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest, including any tax withheld pursuant to the rules described under “—  Non-U.S. Holders — Taxation of Interest” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8. Payments made to non-U.S. holders by a broker upon a sale or other disposition of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption. However, if the non-U.S. holder holds the notes through certain foreign financial institutions, the financial institution may be required to report payments on the notes to the IRS. Non-U.S. holders should consult their tax advisors regarding the reporting requirements.
Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes under the backup withholding rules generally can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.
Legislation and Guidance Relating to Foreign Accounts
Legislative and regulatory provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) may impose a withholding tax on certain types of payments made to “foreign financial institutions” and certain other “non-financial foreign entities” as defined in the Code and applicable regulations. Accordingly, the entity through which our notes are held will affect the determination of whether such withholding is required. Under the FATCA provisions, a withholding tax of 30% is imposed on interest on the notes and on gross proceeds from the sale or other disposition of the notes paid to a foreign financial institution or other non-financial foreign entity (whether as beneficial owner or intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements or (iii) the foreign financial institution or non-financial foreign entity qualifies for an exemption from the withholding tax. Under recently proposed Treasury Regulations, this withholding tax will not apply to the proceeds of sales or other dispositions of the notes (other than amounts treated as interest). The preamble to these proposed Treasury Regulations indicates that taxpayers may rely on them pending their finalization. Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an intergovernmental agreement with the United States regarding FATCA, such agreement may permit the payee to report to that country rather than the U.S. Treasury, and may obviate the need to enter into an agreement with the U.S. Treasury. Prospective investors should consult their tax advisors regarding this legislation.

CERTAIN ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “Employee Benefit Plan”), should consider the fiduciary standards of ERISA in the context of the Employee Benefit Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Employee Benefit Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit Employee Benefit Plans, as well as individual retirement accounts and other arrangements that are subject to Section 4975 of the Code (collectively, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise taxes, penalties or other liabilities under ERISA or the Code for those persons and the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the prohibited transaction requirements of ERISA or the Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws.
The acquisition or holding of the notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are, or become, a party in interest or disqualified person may result in a direct or indirect prohibited transaction under ERISA or the Code, unless the notes are acquired and held pursuant to an applicable statutory or administrative prohibited transaction exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief that may arise from the purchase or holding of the notes. These exemptions are: PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and the Code for certain transactions, provided that neither the issuer of securities offered hereby nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or otherwise, unless in each case the purchaser or holder is eligible for exemptive relief available under one or more of the PTCEs listed above or another applicable statutory or similar exemption.
Any purchaser or holder of the notes or any interest therein will be deemed to have represented to Juniper Networks, Inc. or any of its affiliates by its acquisition and holding of the notes offered hereby that it either (1) is not a Plan or Plan Asset Entity and is not purchasing or holding the notes on behalf of or with the assets of any Plan, or Plan Asset Entity, or (2) its purchase and holding the notes will not be prohibited transactions because they are covered by one of the PTCEs listed above, the “service provider exemption” or other statutory or administrative exemption from the prohibited transaction provisions of ERISA and the Code, or (3) it is a Non-ERISA Arrangement and its purchase and holding of the notes is not otherwise prohibited under any similar applicable law.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investments, as well as the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption, as applicable. Purchasers of notes have exclusive responsibility for ensuring that their purchase and holding of notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable similar laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates, representatives or underwriters that such (1) an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally, or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of each series of notes set forth opposite their names below:
Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2030 Notes
Barclays Capital Inc.	$92,000,000	$92,000,000
J.P. Morgan Securities LLC	92,000,000	92,000,000
Wells Fargo Securities, LLC	92,000,000	92,000,000
BofA Securities, Inc.	44,000,000	44,000,000
Citigroup Global Markets Inc.	44,000,000	44,000,000
Credit Suisse Securities (USA) LLC	12,000,000	12,000,000
HSBC Securities (USA) Inc.	12,000,000	12,000,000
Mizuho Securities USA LLC	12,000,000	12,000,000
Total	$400,000,000	$400,000,000
The underwriters are offering the notes subject to their receipt and acceptance of the notes from us, prior sale and the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer the notes directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and may offer notes to certain dealers at a price that represents a concession not in excess of 0.350% of the principal amount of the 2025 notes and 0.400% of the principal amount of the 2030 notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.250% of the principal amount of the 2025 notes and 0.250% of the principal amount of the 2030 notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:
Paid by Us
Per 2025 Note	0.600%
Per 2030 Note	0.650%
Total	$5,000,000
Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $1.75 million.
We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
Prior to the offering, there have been no active markets for the notes. The underwriters have advised us that certain of the underwriters presently intend to make markets in the notes as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make markets in the notes of any series and any such market making may be discontinued at any time at the discretion of such underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, any notes.
From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with us and our affiliates. Several of the underwriters or their respective affiliates have provided, and continue to provide, various investment banking services for us and our subsidiaries and other affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time in the ordinary course of business, certain of the underwriters and their affiliates are and have been customers of us and our affiliates. Further, the representatives and/or their respective affiliates are acting as the dealer managers in the Tender Offer and may receive fees in connection therewith.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and/or their affiliates own a portion of the 4.500% Notes and the 4.350% Notes, and will receive a portion of the net proceeds of this offering upon the tender or redemption of such notes in the Tender Offer or Existing Notes Redemption, as applicable.
If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Prohibition on Sales to European Economic Area and UK Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution

Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.
United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired any notes pursuant to an offer made under Section 275 of the SFA, except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B(1) of the SFA — The notes to be issued shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES
The validity of the notes offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain legal matters in connection with the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 20, 2020;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020, the quarter ended June 30, 2020, filed on August 4, 2020, and the quarter ended September 30, 2020, filed on November 2, 2020;

•
our Current Reports on Form 8-K filed on May 15, 2020; and

•
portions of our Proxy Statement filed on April 2, 2020, for our 2020 annual meeting of stockholders entitled “Corporate Governance Principals and Board Matters — Board Independence,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Certain Relationships and Related Transactions,” “Executive Compensation — Compensation Discussion and Analysis,” “Executive Compensation — Summary Compensation Table,” “Executive Compensation — Grants of Plan-Based Awards for Fiscal 2019,” “Executive Compensation — Outstanding Equity Awards at Fiscal 2019 Year-End” and “Executive Compensation — Stock Vested For Fiscal 2019.”

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.
Requests for such documents should be directed to:
Juniper Networks, Inc.
Attn: Investor Relations
1133 Innovation Way
Sunnyvale, California 94089
(408) 745-2000
You may also access the documents incorporated by reference in this prospectus supplement through our website at www.juniper.net. Except for the specific incorporated documents listed above, no information available on or accessible through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS
Juniper Networks, Inc.
By this prospectus, we may offer, from time to time:
•
Common stock

•
Preferred stock

•
Depositary Shares

•
Warrants

•
Debt securities

•
Purchase Contracts

•
Purchase Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange under the symbol “JNPR.” The closing price of our common stock on August 6, 2019 was $25.24 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 7, 2019

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Juniper” and “our” refer to Juniper Networks, Inc., a Delaware corporation.
Juniper Networks, Inc.
Overview
Juniper Networks designs, develops and sells products and services for high-performance networks to enable customers to build scalable, reliable, secure and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation. We sell our products in more than 150 countries in three geographic regions: Americas; Europe, Middle East, and Africa, which we refer to as EMEA; and Asia Pacific, which we refer to as APAC. We sell our high-performance network products and service offerings across routing, switching, and security technologies. In addition to our products, we offer our customers services, including maintenance and support, professional services, and education and training programs.
Our products and services address high-performance network requirements for our customers within our verticals: Cloud, Service Provider, and Enterprise who view the network as critical to their success. We believe our silicon, systems, and software represent innovations that transform the economics and experience of networking, helping our customers achieve superior performance, greater choice, and flexibility, while reducing overall total cost of ownership.
Corporate Information
We were incorporated in California in 1996 and reincorporated in Delaware in 1998. Our corporate headquarters are located at 1133 Innovation Way, Sunnyvale, California 94089 and our telephone number at that address is (408) 745-2000. Our website address is www.juniper.net. Our website, and the information on, or accessible through, our website, is not a part of this prospectus.
The Securities We May Offer
We may offer common stock, preferred stock, depositary shares, warrants, debt securities, purchase contracts and purchase units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.
Preferred Stock and Depositary Shares
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, depositary shares or depositary receipts nor are any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock or preferred stock or other consideration.
The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”
Purchase Contracts and Purchase Units
We may issue purchase contracts and purchase units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities being offered, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recently filed Annual Report on Form 10-K or our Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “target,” “seek,” “would,” “could,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
General
Our authorized capital stock consists of 1,000,000,000 shares of common stock with a par value of $0.00001 per share, and 10,000,000 shares of preferred stock with a par value of $0.00001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 28, 2019, there were 344,531,449 shares of common stock issued and outstanding, held of record by 664 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of June 28, 2019.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.
Common Stock
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on the New York Stock Exchange under the symbol “JNPR.” The transfer agent and registrar for the common stock is EQ Shareowner Services. Its address is P.O. Box 64854, St. Paul, Minnesota, 55164, and its telephone number is (800) 468-9716.
Preferred Stock
The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
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restricting dividends on the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; or

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delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.
Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute
Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:
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acquisition of us by means of a tender offer;

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acquisition of us by means of a proxy contest or otherwise; or

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removal of our incumbent officers and directors.

Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and our bylaws provide for the following:
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Undesignated Preferred Stock.   The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Stockholder Meetings.   Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the board of directors, the chairman of the board, the president or the chief executive officer.

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Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

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Limits on Ability of Stockholders to Act by Written Consent.   We have provided in our certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

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Amendment of Certificate of Incorporation and Bylaws.   The amendment of the provisions of our amended and restated certificate of incorporation and bylaws related to the annual meeting of stockholders and special meetings of stockholders requires approval by holders of a majority of our outstanding capital stock entitled to vote generally in the election of directors.

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Exclusive Forum Selection.   Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions or proceedings involving us shall be the Court of Chancery of the State of Delaware. These certain actions or proceedings include derivative actions, actions claiming breach of fiduciary duty, actions involving the Delaware General Corporation Law or our organizational documents, actions asserting a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery, and actions involving the internal affairs legal doctrine.

Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

DESCRIPTION OF THE DEPOSITARY SHARES
General
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.
Dividends
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of preferred stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.
Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and termination of the depositary agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The depositary agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
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the initial deposit of the preferred stock;

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the initial issuance of the depositary shares;

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any redemption of the preferred stock; and

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all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
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refuse to transfer depositary shares;

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withhold dividends and distributions; and

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sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the depositary agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:
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written advice of counsel or accountants;

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information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

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documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.
Federal income tax consequences
Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
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the title of the debt warrants;

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the offering price for the debt warrants, if any;

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the aggregate number of the debt warrants;

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the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

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if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the dates on which the right to exercise the debt warrants will commence and expire;

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if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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the antidilution provisions of the debt warrants, if any;

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the redemption or call provisions, if any, applicable to the debt warrants;

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any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

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any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of warrants;

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the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

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the dates on which the right to exercise the warrants shall commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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the antidilution provisions of the warrants, if any;

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the redemption or call provisions, if any, applicable to the warrants;

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any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

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any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. Senior debt securities will be issued under an Indenture, dated as of March 3, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus (or in a Current Report on Form 8-K incorporated by reference in such registration statement). In this description of the debt securities, the words “we,” “us,” or “our” refer only to Juniper Networks, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.
The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth:
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whether the debt securities are senior or subordinated;

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the offering price;

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the title;

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any limit on the aggregate principal amount;

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the person who shall be entitled to receive interest, if other than the record holder on the record date;

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the date or dates the principal will be payable;

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the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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the place where payments may be made;

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any mandatory or optional redemption or repurchase provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

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if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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any conversion or exchange provisions;

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whether the debt securities will be issuable in the form of one or more global securities;

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any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

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any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

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any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

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be deposited with the depositary or nominee or custodian; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

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an event of default is continuing with respect to the debt securities of the applicable series; or

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any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
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entitled to have the debt securities registered in their names;

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entitled to physical delivery of certificated debt securities; or

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considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and paying agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder of certificated debt securities. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
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10 business days prior to the date the money would be turned over to the applicable state; or

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at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.
No protection in the event of a change of control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, merger and sale of assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:
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the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

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the successor entity assumes our obligations on the debt securities and under the indentures;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions specified in the indenture are met.

Events of default
Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay principal of or any premium on any debt security of that series when due;

(2)
we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”
Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee indemnity satisfactory to the trustee. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.
We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and waiver
Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
providing for our successor to assume the covenants under the indenture;

•
adding covenants or events of default;

•
making certain changes to facilitate the issuance of the securities;

•
securing the securities;

•
providing for a successor trustee or additional trustees;

•
conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus;

•
curing any ambiguities or inconsistencies;

•
providing for guaranties of, or additional obligors on, the securities;

•
permitting or facilitating the defeasance and discharge of the securities; and

•
other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
change the place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•
adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•
change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
•
we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports
The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.
Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No personal liability of directors, officers, employees and stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated debt securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
•
a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:
•
in case of a payment default, when the default is cured or waived or ceases to exist, and

•
in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.
Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
•
our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•
all of our obligations for money borrowed;

•
all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•
our obligations:

•
as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•
as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•
all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•
all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•
renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:
•
any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and, as security for the holder’s obligations to purchase or sell shares under the purchase contracts, beneficial interests in:
•
debt securities;

•
debt obligations of third parties, including U.S. treasury securities; or

•
any other securities described in the applicable prospectus supplement or any combination of the foregoing.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many other pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.
EXPERTS
The consolidated financial statements of Juniper Networks, Inc. appearing in Juniper Networks, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedule appearing therein), and the effectiveness of Juniper Networks, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities, of which this prospectus forms a part. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.juniper.net. We have not incorporated by reference into this prospectus the information on, or accessible through, our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 22, 2019, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 9, 2019;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 7, 2019;

•
our Current Reports on Form 8-K filed on January 7, 2019, March 15, 2019, April 25, 2019, April 30, 2019, and May 15, 2019 (excluding any information furnished in such reports under Item 2.02 or Item 9.01); and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 22, 2009 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
Juniper Networks, Inc.
Attn: Investor Relations
1133 Innovation Way
Sunnyvale, California 94089
(408) 745-2000
You may also access the documents incorporated by reference in this prospectus through our website at www.juniper.net. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.